Exhibit 2.1

Execution Copy

AGREEMENT

among

FEDERATED INVESTORS, INC.,

SUNTRUST BANKS, INC.

and

STABLERIVER CAPITAL MANAGEMENT LLC

dated as of

July 16, 2010

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	3.3	Representations and Warranties Regarding Non-Mutual Fund Products		37

		3.3.1	Authority and Regulation	37
		3.3.2	No Violations	37
		3.3.3	Litigation	37
		3.3.4	Compliance	38
		3.3.5	Taxes	39

ARTICLE 4	REPRESENTATIONS AND WARRANTIES OF FEDERATED

	4.1	Representations and Warranties of Federated		39

		4.1.1	Incorporation and Qualification	39
		4.1.2	Authority	39
		4.1.3	No Violations	40
		4.1.4	No Convictions, Sanctions or Other Violations	40
		4.1.5	Governmental Approvals and Other Consents	40
		4.1.6	Litigation	40
		4.1.7	Compliance	41

	4.2	Representations and Warranties Regarding Federated Funds		41

		4.2.1	Authority and Regulation	41
		4.2.2	Compliance	41
		4.2.3	Tax Qualification	42
		4.2.4	Taxes	42
		4.2.5	Contracts	42
		4.2.6	Litigation	42

ARTICLE 5	COVENANTS AND AGREEMENTS

	5.1	Covenants with Respect to the Products and Business		43

		5.1.1	Conduct of Business	43
		5.1.2	Covenants Relating to Products and Product Asset Transfers	43
		5.1.3	Covenants Regarding Certain Product Taxes	45

	5.2	Covenants with Respect to Expenses		46

	5.3	Covenants with Respect to Litigation and Changes in Condition		47

	5.4	Covenants with Respect to Publicity		48

	5.5	Restrictive Covenants		48

		5.5.1	Covenant Not to Compete	48
		5.5.2	Enforcement	50

	5.6	Exclusivity Covenant		51

	5.7	Covenants With Respect to Further Actions		51

	5.8	Certain Matters Relating to Money Market Funds		51

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ARTICLE 6	CONDITIONS PRECEDENT TO CLOSING

	6.1	Conditions Precedent to any Closing		52

		6.1.1	Consents; Satisfaction of Requirements Relating to the Consent Process and Common Fund Process	52
		6.1.2	No Legal Obstruction	52

	6.2	Conditions Precedent to Obligations of Federated With Respect to Closings		52

		6.2.1	No Breach of Covenants; True and Correct Representations and Warranties	53
		6.2.2	Delivery of Ancillary Closing Documents	53
		6.2.3	Minimum Product Asset Transfer	54
		6.2.4	No Subadviser Material Adverse Change	54
		6.2.5	No Failure to Maintain a $1.00 Net Asset Value	54

	6.3	Conditions Precedent to Obligations of Parent and Subadviser With Respect to Closings		54

		6.3.1	No Breach of Covenants; True and Correct Representations and Warranties	54
		6.3.2	Delivery of Ancillary Closing Documents	55
		6.3.3	No Federated Material Adverse Change	55
		6.3.4	No Failure to Maintain a $1.00 Net Asset Value	55

ARTICLE 7	SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

	7.1	Representation and Warranties in this Agreement		55

	7.2	Covenants		56

ARTICLE 8	TERMINATION; EQUITABLE RELIEF

	8.1	Termination of Agreement		56

	8.2	Survival upon Termination		56

	8.3	Equitable Relief		57

ARTICLE 9	INDEMNIFICATION

	9.1	Indemnification of Federated by Parent and Subadviser		57

		9.1.1	Federated Losses	57
		9.1.2	Deductible; Indemnity Cap	58

	9.2	Indemnification of Parent and Subadviser by Federated		58

		9.2.1	Seller Party Losses	58
		9.2.2	Deductible; Indemnity Cap	59

	9.3	Indemnification Procedures		59

	9.4	Subrogation		61

	9.5	Remedies Exclusive		62

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ARTICLE 10	MISCELLANEOUS

	10.1	Notices	62

	10.2	Brokers and Finders	63

	10.3	Entire Agreement; Modification	64

	10.4	Governing Law	64

	10.5	Jurisdiction	64

	10.6	Waiver of Jury Trial	65

	10.7	Assignment; Successors	65

	10.8	Waiver	65

	10.9	Further Assurances; Other Covenants	65

	10.10	Counterparts	66

	10.11	Severability	66

	10.12	Third Parties	66

	10.13	Fiduciary Duties	66

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Exhibits:

Exhibit A-1	RidgeWorth Money Market Funds
Exhibit A-2	Common Funds
Exhibit A-3	Federated Funds
Exhibit B-1	Form of Federated Bring-Down Certificate
Exhibit B-2	Form of Parent Bring-Down Certificate
Exhibit C	Form of Bill of Sale
Exhibit D	Form of Advised Common Funds Advisory Agreement
Exhibit E	Form of First Closing/Interim Closing Transferring Assets Certificate

Schedules:

Schedule 1.1(a)	Eligible Accounts
Schedule 1.1(b)	Seller Parties Knowledge Individuals
Schedule 1.1(c)	Federated Knowledge Individuals
Schedule 2.1	Acquired Assets
Schedule 2.4(a)	Restricted Acquisition Clawback Payment Illustrative Examples
Schedule 2.4(b)	GenSpring Clawback Payment Illustrative Examples
Schedule 2.5.2(a)	Anniversary Payment Methodology
Schedule 2.5.3(a)	Total Relationship AUM and GenSpring AUM Methodology
Schedule 3.1.1(c)	Non-Compete Parties
Schedule 3.1.5	Seller Consents
Schedule 4.1.5	Federated Consents
Schedule 5.1.1	Ordinary Course Exceptions
Schedule 5.1.2(c)(i)	Non-Advised Common Funds
Schedule 5.1.2(c)(ii)	Advised Common Funds

[Exhibits B-1, B-2, C, D and E, and all Schedules have been omitted but will be furnished supplementally to the Securities and Exchange Commission upon request]

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AGREEMENT

This AGREEMENT, dated as of July 16, 2010 (this “Agreement”), is among FEDERATED INVESTORS, INC. (“Federated”), a corporation organized under the laws of the Commonwealth of Pennsylvania with its principal business office located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania, SUNTRUST BANKS, INC. (“Parent”), a Georgia corporation, with its headquarters at 303 Peachtree Street, Atlanta, Georgia, and STABLERIVER CAPITAL MANAGEMENT LLC (“Subadviser”), a Delaware limited liability company, with its headquarters at 50 Hurt Plaza, Suite 1400, Atlanta Georgia. Parent and Subadviser may be referred to in this Agreement each as a “Seller Party” and, collectively, as applicable, as the “Seller Parties”.

RECITALS

WHEREAS, Subadviser is an indirect wholly-owned subsidiary of Parent and Parent and its Affiliates operate, and provide investment management, custody and other services to, a liquidity business consisting of (each a “Product” and, collectively, as applicable, the “Products”):

(1) The registered money market mutual funds identified on Exhibit A-1 attached hereto (each a “RidgeWorth Money Market Fund” and, collectively, as applicable, the “RidgeWorth Money Market Funds”), which are each a series of RidgeWorth Funds (the “RidgeWorth Trust”), a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company the shares of which are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

(2) The common and collective trust funds identified on Exhibit A-2 attached hereto (each a “Common Fund” and, collectively, as applicable, the “Common Funds”); and

WHEREAS, Federated, through its advisory subsidiaries, is the sponsor to, and serves as investment adviser to, the registered money market mutual funds identified on Exhibit A-3 attached hereto (each a “Federated Fund”, and, collectively, as applicable, the “Federated Funds”), which are each series of Money Market Obligations Trust (“Federated Trust”), a Massachusetts business trust registered under the 1940 Act as an open-end management investment company the shares of which are registered under the 1933 Act, and Federated, through its subsidiaries, sponsors, distributes and serves as investment adviser to mutual funds, separately managed accounts and other investment products; and

WHEREAS, the Seller Parties (and their Affiliates) have identified the Federated Funds as a potential cash sweep vehicle or similar investment liquidity option for their customers and intend to cause (1) the transfer of the assets in the accounts invested in the RidgeWorth Money Market Funds to the Federated Funds as contemplated in this Agreement, which includes, as permitted under Applicable Law, redeeming shareholder accounts from the RidgeWorth Money Market Funds and reinvesting cash proceeds into the Federated Funds pursuant to the discretion of the Seller Parties and their Affiliates, where applicable, or pursuant to an affirmative or negative consent procedure (as described more fully below, the “Consent Process”), (2) the transfer of the assets in accounts invested in certain Common Funds as contemplated in this Agreement to the Federated Funds or, potentially, certain Other Federated Money Market Funds, and the appointment/designation of an appropriate advisory subsidiary of Federated as the advisor to the Advised Common Funds (as described more fully below, the “Common Fund Process”); and

WHEREAS, the Applicable Seller Parties wish to sell to Federated (or its designated Affiliates), and Federated (either directly or through its designated Affiliates) wishes to purchase from such Applicable Seller Parties, certain assets identified on Schedule 2.1 to this Agreement relating to such Applicable Seller Parties’ business of providing investment advisory and investment management services to the Products (the “Business”), on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the respective representations, warranties and covenants contained in this Agreement, and intending to be legally bound, Parent, Subadviser and Federated agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS; CONSTRUCTION

1.1 Certain Definitions. The following terms have the meanings specified below or are defined in the Sections referred to below.

“1933 Act” is defined in the recitals to this Agreement.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1940 Act” is defined in the recitals to this Agreement.

“Acquired Assets” is defined in Section 2.1 of this Agreement.

“Adjusted Upfront Purchase Price Amount” means an amount equal to:

(1) the Upfront Purchase Price Amount, multiplied by:

(2) the result of:

(a) one (1), minus

(b) the result of:

(i) 0.95, minus

(ii) the quotient of:

(A) Aggregate Transferred Assets, divided by

(B) Base AUM.

“Advised Common Funds” is defined in Section 5.1.2(c) of this Agreement.

“Advised Common Funds Advisory Agreement” is defined in Section 5.1.2(c) of this Agreement.

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Affiliate” of a Person means a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person, including a subsidiary of the first Person, a Person of which the first Person is a subsidiary, or another subsidiary of a Person of which the first Person is also a subsidiary.

“Affiliated Person” means, with respect to any Person, an “affiliated person” of such Person as such term is defined in Section 2(a)(3) of the 1940 Act.

“Aggregate Transferred Assets” means the sum of (1) First Closing Transferring Assets, (2) the Interim Closing Transferring Assets, and (3) Final Closing Transferring Assets.

“Agreement” means this Agreement, as it may be amended, modified, supplemented, or restated from time to time.

“Allocations” is defined in Section 2.6(a) of this Agreement.

“Anniversary Dates” means the First Anniversary Date, Second Anniversary Date, Third Anniversary Date, Fourth Anniversary Date, and Fifth Anniversary Date, as applicable.

“Anniversary Payments” means the First Anniversary Payment, the Second Anniversary Payment, the Third Anniversary Payment, the Fourth Anniversary Payment, the Fifth Anniversary Payment, and the Stub Period Payments.

“Applicable Law” means all applicable provisions of all (1) constitutions, treaties, statutes, laws, rules, regulations, interpretations, guidelines, ordinances, codes, orders, common law, or other authority of any Governmental Authority, (2) Governmental Approvals, and (3) orders, decisions, injunctions, judgments, writs, awards, and decrees of or agreements with any Governmental Authority, each as interpreted as of the date of this Agreement or the applicable Closing Date.

“Applicable Seller Party” means Subadviser and RidgeWorth.

“Appropriate Clawback Payment” means:

(1) The aggregate Upfront Closing Payments if a Complete Clawback Trigger Date, or, as applicable, a Clawback Measurement Trigger Date, occurs on or before the last day of the first Fiscal Year after the Final Closing Date;

(2) Seventy-five percent of the aggregate Upfront Closing Payments if a Complete Clawback Trigger Date, or, as applicable, a Clawback Measurement Trigger Date, occurs within the second Fiscal Year after the Final Closing Date; and

(3) Fifty percent of the aggregate Upfront Closing Payments if a Complete Clawback Trigger Date, or, as applicable, a Clawback Measurement Trigger Date, occurs within the third Fiscal Year after the Final Closing Date.

“Base AUM” means $19,850,000,000.

“Base Clawback AUM” means: (1) if a Restricted Acquisition Announcement Date occurs before the end of the fourth calendar month after the month in which the Final Closing Date occurs, the Total Relationship AUM immediately after the Final Closing; or (2) if a Restricted Acquisition Announcement Date occurs after the end of the fourth calendar month after the month in which the Final Closing Date occurs, the average daily Total Relationship AUM over a period beginning on the first day of the month that includes the day that is the one hundred twentieth (120th) day prior to the first Restricted Acquisition Announcement Date and ending on and including the last day of such month.

“Bill of Sale” means the bills of sale, assignment and general conveyance in the form set forth on Exhibit C hereto which are required to be delivered pursuant to Section 6.2.2(a) of this Agreement.

“Board” means the Board of Directors, Board of Trustees, Board of Managers or Managing Member(s) (as applicable) of (1) Subadviser, (2) Federated, (3) any RidgeWorth Money Market Fund, (4) any Federated Fund (or, as applicable, any Other Federated Money Market Fund), and (5) any other relevant Person, as applicable.

“Business” is defined in the recitals to this Agreement.

“Business Day” means any day other than Saturday, Sunday or any day on which the New York Stock Exchange is closed.

“Cash Consideration Amount” means an amount equal to the sum of the Upfront Closing Payments and the Anniversary Payments.

“Clawback AUM” means the average daily Total Relationship AUM over a period beginning on the Clawback Measurement Trigger Date and ending on and including the Clawback Measurement End Date.

“Clawback Measurement Trigger Date” is defined in Section 2.4(a)(iii) of this Agreement.

“Clawback Measurement End Date” is defined in Section 2.4(a)(iii) of this Agreement.

“Clawback Payment” means any payment that becomes due and payable by Parent under Section 2.4(a) or Section 2.4(b) of this Agreement, as applicable.

“Client” means, with respect to any Person, such Person’s investment management, advisory or subadvisory clients, including any Persons considered to be a “client” of such Person as that term is defined under Advisers Act.

“Closing” means the First Closing, the Interim Closing and the Final Closing, as applicable.

“Closing Date” means the First Closing Date, the Interim Closing Date and the Final Closing Date, as applicable.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Fund Process” is defined in the recitals to this Agreement.

“Common Funds” is defined in the recitals to this Agreement.

“Competing Business” is defined in Section 5.5.1(b) of this Agreement.

“Complete Clawback Trigger Date” is defined in Section 2.4(a)(ii) of this Agreement.

“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, amendment, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including, any Governmental Authority.

“Consent Process” is defined in the recitals to this Agreement.

“Consequential Damages” is defined in Section 9.3(h) of this Agreement.

“Contracts” means, in respect of any Person, all loan agreements, indentures, letters of credit (including related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, surety obligations, warranties, licenses, franchises, permits, powers of attorney, purchase orders, leases, custody agreements, advisory agreements, transfer agency agreements, administration agreements, shareholder services agreements, distribution agreements, and other agreements, contracts, instruments, obligations, offers, commitments, arrangements and understandings, written or oral, to which such Person is a party or by which such Person or any of its properties or assets may be bound or affected, in each case as amended, supplemented, restated, waived or otherwise modified.

“Control” (or “controlled”, “controlled by”, “controlling” or “under common control with”) means (1) owning, directly or indirectly (including through one or more intermediaries), more than fifty percent (50%) of the voting securities of a Person or (2) otherwise having the power, directly or indirectly, to exercise a controlling influence over, or to direct or cause the direction of, a Person’s management or policies through owning voting securities, by Contract or credit arrangement, as trustee or executor, or otherwise.

“Deductible” means one hundred thousand dollars ($100,000).

“Eligible Account” means each type of shareholder account identified on Schedule 1.1(a) to this Agreement that is invested in the Federated Funds (or Other Federated Money Market Funds) and is either transferred as contemplated in this Agreement or sourced through the Seller Parties or another Affiliate of any of them pursuant to a dealer agreement or other selling agreement with Federated Securities Corp. and for which one of the foregoing is designated the broker or other intermediary of record, and which accounts do not include any accounts sourced through any third party.

“Federated” is defined in the preamble to this Agreement.

“Federated Advisory Subsidiaries” means Federated Investment Management Company, Federated Investment Counseling, Federated Global Investment Management Corp., Federated Investment Management Company of Pennsylvania, Federated MDTA LLC, Passport Research Ltd., and Federated Services Corp.

“Federated Bring-Down Certificate” means the certificates in the form of Exhibit B-1 attached to this Agreement which are required to be delivered pursuant to Section 6.3.1.

“Federated Closing Election” is defined in Section 2.7(a) of this Agreement.

“Federated Consents” is defined in Section 4.1.5 of this Agreement.

“Federated Funds” is defined in the recitals to this Agreement.

“Federated Indemnitees” is defined in Section 9.1.1 of this Agreement.

“Federated Material Adverse Change” means, with respect to Federated, or the Federated Funds (and, as applicable, any Other Federated Money Market Funds) taken as a whole, (a) any fact, event, change, circumstance, condition, development or effect that would reasonably be expected to have a material adverse effect (whether taken individually or in the aggregate with all other such effects) on the financial condition, business or results of operations of Federated, or the Federated Funds (and, as applicable, any Other Federated Money Market Funds) taken as a whole, or (b) any event, circumstance or condition affecting Federated, or the Federated Funds (and, as applicable, any Other Federated Money Market Funds) taken as a whole, which would prevent or materially delay the consummation of the Transactions or would be reasonably expected to materially adversely affect the ability of Federated to perform its obligations under this Agreement or any other Transaction Document; provided that, in determining whether a Federated Material Adverse Change has occurred, there shall be excluded any effect to the extent resulting from (1) changes (other than changes in GAAP or Applicable Law) in the financial services industry in general, or the investment advisory or investment management sector in particular, and not specifically relating to Federated, including changes in economic or market conditions or changes in prevailing interest rates, currency exchange rates or price levels or trading volumes in the U.S. or foreign securities markets, so long as Federated is not affected in a materially adverse manner disproportionate to how other sponsors of money market mutual funds are affected, (2) the failure by Federated or any Seller Party to obtain any Consents as a result of the Transactions (provided that the failure of Federated or any Seller Party to obtain any Consent was not intentional or in bad faith), (3) any change, effect, event or occurrence arising out of the announcement of this Agreement or the Transactions contemplated hereby, (4) any change, effect, event or occurrence arising out of the Transactions contemplated hereby or the performance of this Agreement and the other Transaction Documents by Federated (including actions or omissions of Federated taken in contemplation of the Transactions contemplated by this Agreement and the other Transaction Documents) in compliance with the terms of this Agreement and the other Transaction Documents, (5) changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, and (6) natural disasters or “acts of God.”

“Federated Trust” is defined in the recitals to this Agreement.

“Fifth Anniversary Date” means the date which is five (5) Fiscal Years after the First Closing Date.

“Fifth Anniversary Payment” means an amount equal to forty-five percent (45%) of the Net Revenue attributable to each Eligible Account for the Fiscal Year beginning on the day after the Fourth Anniversary Date.

“Final Closing” is defined in Section 2.7(c) of this Agreement.

“Final Closing Allocation” is defined in Section 2.6(a) of this Agreement.

“Final Closing Date” is defined in Section 2.7(c) of this Agreement. If the Final Closing Date does not occur by December 31, 2010, “Final Closing Date” means December 31, 2010 (or such other date to which the Final Closing Date is extended in accordance with Section 8.1 of this Agreement), for all purposes of this Agreement.

“Final Closing Notice” is defined in Section 2.7(c) of this Agreement.

“Final Closing Payment” means:

(1) if the Aggregate Transferred Assets equal or exceed $18,857,500,000, then an amount equal to the greater of:

(a) zero; and

(b) the result of:

(i) the Upfront Purchase Price Amount, less

(ii) the First Closing Payment and the Interim Closing Payment; or

(2) if the Aggregate Transferred Assets are less than $18,857,500,000, then an amount equal to the greater of:

(a) zero; and

(b) the result of:

(i) the Adjusted Upfront Purchase Price Amount, less

(ii) the First Closing Payment and the Interim Closing Payment.

“Final Closing Transferring Assets” means the Product Assets (if any) transferred from the Products, or over which an advisory subsidiary of Federated is appointed/designated adviser, pursuant to a Product Asset Transfer on the Final Closing Date.

“FINRA” means the Financial Industry Regulatory Authority.

“Firm” means (1) a Qualified Firm that is mutually agreed upon in good faith by the Parties within five (5) Business Days after a Party elects to submit a dispute to a Firm under Section 2.5 of this Agreement, or (2) if the Parties cannot so mutually agree within such five (5) Business Day period, a Qualified Firm selected by lot.

“First Anniversary Date” means the date which is one (1) Fiscal Year after the First Closing Date.

“First Anniversary Payment” means an amount equal to sixty percent (60%) of the Net Revenue attributable to each Eligible Account for the Fiscal Year beginning on the day after the First Closing Date.

“First Closing” is defined in Section 2.7(a) of this Agreement.

“First Closing Allocation” is defined in Section 2.6(a) of this Agreement.

“First Closing Date” is defined in Section 2.7(a) of this Agreement.

“First Closing Payment” means an amount equal to:

(1) the Upfront Purchase Price Amount, multiplied by

(2) the quotient of:

(a) the lesser of (i) Base AUM and (ii) First Closing Transferring Assets, divided by

(b) Base AUM.

“First Closing Transferring Assets” means the Product Assets transferred from the Products, or over which an advisory subsidiary of Federated is appointed/designated adviser, pursuant to a Product Asset Transfer on the First Closing Date.

“Fiscal Year” means a period of 365 days (or, as applicable in the event of an intervening leap year, 366 days).

“Fourth Anniversary Date” means the date which is four (4) Fiscal Years after the First Closing Date.

“Fourth Anniversary Payment” means an amount equal to forty-five percent (45%) of the Net Revenue attributable to each Eligible Account for the Fiscal Year beginning on the day after the Third Anniversary Date.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“GenSpring Appropriate Clawback Payment” means:

(1) If a GenSpring Complete Clawback Trigger Date, or, as applicable, a GenSpring Clawback Measurement Trigger Date, occurs on or before the last day of the first Fiscal Year after the Final Closing Date, the amount equal to (a) the aggregate Upfront Closing Payments, multiplied by (b) the GenSpring Percentage;

(2) If a GenSpring Complete Clawback Trigger Date, or, as applicable, a GenSpring Clawback Measurement Trigger Date, occurs within the second Fiscal Year after the Final Closing Date, an amount equal to seventy-five percent of the amount equal to (a) the aggregate Upfront Closing Payments, multiplied by (b) the GenSpring Percentage; and

(3) If a GenSpring Complete Clawback Trigger Date, or, as applicable, a GenSpring Clawback Measurement Trigger Date, occurs within the third Fiscal Year after the Final Closing Date, an amount equal to fifty percent of the amount equal to (a) the aggregate Upfront Closing Payments, multiplied by (b) the GenSpring Percentage.

“GenSpring AUM” means, as of any relevant date, the net assets under management by Federated, through its advisory Affiliates, in the Federated Funds and any applicable Other Federated Money Market Funds, or as adviser of an Advised Common Fund, that (1) were GenSpring Product Assets transferred as contemplated in this Agreement or (2) are otherwise attributable to Clients of, or sourced through, GenSpring Holdings Inc. or any of its Controlled Affiliates, and which do not include accounts sourced through any third party.

“GenSpring Base Clawback AUM” means: (1) if any GenSpring Clawback Trigger Date occurs on before the end of the fourth calendar month after the month in which the Final Closing Date occurs, the GenSpring Product Assets; or (2) if any GenSpring Clawback Trigger Date occurs after the end of the fourth calendar month after the month in which the Final Closing Date occurs, the average daily GenSpring AUM over a period beginning on the first day of the month that includes the day that is the one hundred twentieth (120th) day prior to the GenSpring Clawback Trigger Date and ending on and including the last day of such month.

“GenSpring Clawback AUM” means the average daily GenSpring AUM over a period beginning on the GenSpring Clawback Measurement Trigger Date and ending on and including the GenSpring Clawback Measurement End Date.

“GenSpring Clawback Measurement End Date” is defined in Section 2.4(b)(iii) of this Agreement.

“GenSpring Clawback Measurement Trigger Date” is defined in Section 2.4(b)(iii) of this Agreement.

“GenSpring Clawback Trigger Date” means (1) the date on which any GenSpring Fund is first organized, sponsored, offered or otherwise utilized for the benefit of Clients of GenSpring Holdings, Inc. or its Controlled Affiliates as contemplated under Section 5.5.1(c)(v) of this Agreement; or (2) the date on which a potential acquisition (by asset acquisition, stock acquisition, merger, operation of law, or otherwise) of a Controlling interest in, or substantially all of the assets of, GenSpring Holdings, Inc. or a Controlled Affiliate of GenSpring Holdings, Inc., by a Person (including such Person’s Affiliates) that owns, sponsors, advises, or operates a current or then existing fund group, service or other investment product or business that includes a Restricted Product (any such potential acquisition being a “GenSpring Transaction”) is first disclosed to the public by a party to such acquisition transaction or such party’s Affiliates, whether by a press release, a regulatory filing or other Consent, a website or internet posting, or other means.

“GenSpring Complete Clawback Trigger Date” is defined in Section 2.4(b)(ii) of this Agreement.

“GenSpring Fund” is defined in Section 5.5.1(c)(v) of this Agreement.

“GenSpring Percentage” means the amount determined by dividing (1) the GenSpring Product Assets by (2) the sum of the First Closing Transferring Assets, plus the Second Closing Transferring Assets, plus the Final Closing Transferring Assets.

“GenSpring Product Assets” means the aggregate Product Assets (if any) transferred from the Products, or over which an advisory subsidiary of Federated is appointed/designated adviser, pursuant to the Product Asset Transfers consummated on the Closing Dates as contemplated in this Agreement that are attributable to Clients of, or otherwise sourced through, GenSpring Holdings Inc. or any of its Controlled Affiliates.

“GenSpring Transaction” is defined in clause (2) of the definition of “GenSpring Clawback Trigger Date.”

“Governing Documents” means (1) with respect to any corporation, its articles or certificate of incorporation, by-laws and other organizational documents, as amended, (2) with respect to any limited liability company, its articles or certificate of formation, limited liability company agreement, operating agreement and other organizational documents, as amended, (3) with respect to any business trust, its declaration of trust, trust agreement and other organizational documents, as amended, and (4) with respect to any other Person, its comparable governing agreements and other organizational documents, as amended.

“Governmental Approval” means any Consent of, with, from or to any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States, any territory of the United States, or any political subdivision thereof; any court, tribunal or arbitrator; and any self-regulatory organization (as such term is defined in the 1934 Act).

“Indemnified Party” is defined in Section 9.3(a) of this Agreement.

“Indemnifying Party” is defined in Section 9.3(a) of this Agreement.

“Indemnity Cap” means an amount equal to the sum of: (a) the aggregate Upfront Closing Payments; plus (b) five million five hundred thousand dollars ($5,500,000).

“Interim Closing” is defined in Section 2.7(b) of this Agreement.

“Interim Closing Allocation” is defined in Section 2.6(a) of this Agreement.

“Interim Closing Date” is defined in Section 2.7(b) of this Agreement.

“Interim Closing Payment” means the greater of:

(a) zero; and

(b) the result of:

(i) the Upfront Purchase Price Amount, multiplied by

(ii) the quotient of:

(x) the Interim Closing Transferring Assets plus the First Closing Transferring Assets, divided by

(y) Base AUM,

(iii) less the First Closing Payment.

“Interim Closing Transferring Assets” means the Product Assets (if any) transferred from the Products, or over which an advisory subsidiary of Federated is appointed/designated adviser, pursuant to a Product Asset Transfer on the Interim Closing Date.

“Knowledge” means, (a) when used with respect to any Seller Parties, the actual knowledge of the individuals identified on Schedule 1.1(b) to this Agreement (and the actual knowledge of any successors (or successors of successors, and so on) appointed/elected to replace such individuals prior to the date on which such individuals’ knowledge is relevant for purposes of a provision of this Agreement to the extent such knowledge was gained by such successor in the performance of his or her duties as a successor) and the knowledge each such individual (and any such successor (or successors of successors, and so on)) should possess in the reasonable execution of the duties ordinarily attendant to his or her position, and (b) when used with respect to Federated, the actual knowledge of the individuals identified on Schedule 1.1(c) (and any successors (or successors of successors, and so on) appointed/elected to replace such individuals prior to the date on which such individuals’ knowledge is relevant for purposes of a provision of this Agreement) and the knowledge each such individual (and any such successor (or successors of successors, and so on)) should possess in the reasonable execution of the duties ordinarily attendant to his or her position.

“Liabilities” means any claim, debt, loss, cost, expense, duty, charge, commitment, assessment, Litigation, obligation or other liability of any kind whatsoever, whether or not accrued or fixed, known or unknown, assessed or assessable, absolute or contingent, determined or determinable, or when due or to become due, or otherwise.

“Liens” means any lien, mortgage, pledge, encumbrance, charge, Tax lien, assessment or claim, security interest, adverse claim, community property interest, equitable interest, option, warrant, right of first refusal, easement, profit, license, servitude, right of way, covenant, zoning restriction or other restriction, whether existing prior to, at or after a Closing.

“Litigation” means any action, cause of action, claim, demand, charge, suit, proceeding, audit, citation, summons, subpoena, hearing, inquiry, examination, investigation or other litigation of any nature, civil, criminal, administrative, regulatory or otherwise, in law, in equity or otherwise, pending or threatened, by or before any Governmental Authority.

“Losses” is defined in Section 9.1.1 of this Agreement.

“Money Market Fund” is defined in the definition of “Restricted Product.”

“Net Revenue” means with respect to any Eligible Account an amount equal to:

(1)	the sum of (a) net advisory fee revenue, (b) net administrative service fee revenue, (c) net shareholder servicing fee revenue, (d) net 12b-1 fee revenue, and (e) any other net revenue, in each case directly or indirectly earned by Federated from fees charged to the Federated Funds or the Other Federated Money Market Funds for services rendered to such Federated Funds or Other Federated Money Market Funds beginning on a date after the First Closing Date, in each case after deducting fund fee and expense waivers, reductions and reimbursements made or accrued, by Federated or its Affiliates rather than a Federated Fund or Other Federated Money Market Fund, less

(2)	any payments made (or accrued for payment) to any Seller Party or any of their respective Affiliates, less

(3)	any payments made (or accrued for payment) to, or expenses (incurred or accrued) relating to, third parties (including trading platforms and recordkeepers) on behalf or in respect of, or relating to, any Seller Party or any of their respective Affiliates.

For the avoidance of doubt, “Net Revenue” earned by Federated calculated under this Agreement shall include any component of Net Revenue earned by any Affiliate of Federated.

“Non-Compete Parties” means (1) the Seller Parties and (2) any Person (including subsidiaries and other Affiliates) Controlled by Parent.

“Non-Permitted Money Market Fund” means a Money Market Fund, directly or indirectly, owned, managed, operated, Controlled, sponsored or participated in by a Non-Compete Party (or which a Non-Compete Party Knowingly assists any other Person in owning, managing, operating, Controlling, sponsoring, or participating in) in violation of Section 5.5.1(a) of this Agreement, taking into account Section 5.5.1(c)(iv).

“Other Federated Money Market Fund” means, as applicable, any money market mutual fund in the Federated family of mutual funds other than the Federated Funds.

“Parent” is defined in the preamble to this Agreement.

“Parent Bring-Down Certificate” means the certificates in the form of Exhibit B-2 attached to this Agreement which are required to be delivered pursuant to Section 6.2.1.

“Parties” means Parent, Subadviser and Federated.

“Payment Dates” means, as applicable, each date on which the Upfront Closing Payments or Anniversary Payments are due and payable by Federated pursuant to Section 2.3 of this Agreement, and any date on which a Clawback Payment becomes due and payable by Parent pursuant to Section 2.5 of this Agreement.

“Permitted Liens” means (1) Liens for Taxes, including those arising by operation of law, which are not yet due or delinquent or are being challenged in good faith, and (2) mechanics’, materialmen’s, warehousemen’s, carriers’, workers’, landlord’s or repairmen’s liens or other similar common law or statutory Liens arising or incurred in the ordinary course of business, in each case which are not yet delinquent.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, business trust (or series thereof), unincorporated organization, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Product” or “Products” is defined in the recitals to this Agreement.

“Product Assets” means the net assets of accounts in a Product or the Products (as applicable); provided, that for purposes of the definitions of “Aggregate Transferred Assets,” “First Closing Payment,” “First Closing Transferring Assets,” “Final Closing Payment,” “Final Closing Transferring Assets,” “Interim Closing Payment,” “Interim Closing Transferring Assets,” and “Upfront Closing Payments,” and any other provisions or calculations relating to the calculation and determination of the Upfront Closing Payments, “Product Assets” shall not include any assets in any Product or the Products (as applicable) that represent accounts of, or assets derived from, any of the series funds of the RidgeWorth Trust (other than the RidgeWorth Money Market Funds).

“Product Asset Transfer” means the redemption and reinvestment of Product Assets from the Products to the Federated Funds (or, as applicable, Other Federated Money Market Funds) pursuant to the Consent Process or to the Federated Funds (or, as applicable, Other Federated Money Market Funds) pursuant to the Common Fund Process, as contemplated in Section 2.2 of this Agreement, and the deemed transfer of Product Assets via the appointment/designation of an appropriate advisory subsidiary of Federated as the adviser of the Advised Common Funds pursuant to the Advised Common Funds Advisory Agreement.

“Qualified Firm” means a public accounting firm that is (1) among the ten largest accounting firms in the United States calculated by revenue during the calendar year prior to the year in which a Party elects to submit a dispute to a Firm under Section 2.5 of this Agreement, and (2) independent from the Parties and their respective Affiliates.

“Regulated Investment Company” is defined under Subchapter M of the Code.

“Restricted Acquisition” means:

(1) The acquisition (by asset acquisition, stock acquisition, merger, operation of law, or otherwise) by any Non-Compete Party, of a Controlling interest in, or substantially all of the assets of, a Person (including such Person’s Affiliates) that owns, sponsors, advises, or operates a current or then existing fund group, service or other investment product or business that includes a Restricted Product; provided that a Restricted Acquisition excludes making or holding any investment of five percent (5%) or less of the issued and outstanding voting shares of any entity that owns, sponsors, advises, or operates a current or then existing fund group, service or other investment product or business that includes a Restricted Product if, and only if, (i) such entity does not have at least fifty percent (50%) of its Board or similar governing body comprised of Persons appointed by, or who are directors, trustees, officers, employees or Affiliates of, a Non-Compete Party, and (ii) such entity is not otherwise Controlled by a Non-Compete Party; or

(2) The acquisition (by asset acquisition, stock acquisition, merger, operation of law, or otherwise) of a Controlling interest in, or substantially all of the assets of, Parent, SunTrust Robinson Humphrey, Inc., SunTrust Investment Services, Inc., or SunTrust Bank, or the trust business of SunTrust Bank, by a Person (including such Person’s Affiliates) that owns, sponsors, advises, or operates a current or then existing fund group, service or other investment product or business that includes a Restricted Product.

“Restricted Acquisition Announcement Date” means the date on which a potential Restricted Acquisition is first disclosed to the public by a party to the Restricted Acquisition or such party’s Affiliates, whether by a press release, a regulatory filing or other Consent, a website or internet posting, or other means.

“Restricted Period” means the period beginning on the First Closing Date and ending on the Fifth Anniversary Date (subject to any tolling provided for in Section 5.5.2 of this Agreement).

“Restricted Product” means (1) an “open-end company” (as such term is defined in Section 5(a)(1) of the 1940 Act) that is governed by the requirements of Rule 2a-7 promulgated under the 1940 Act (a “Money Market Fund”), and (2) any other investment product that (A) is only permitted to invest in instruments permitted under Rule 2a-7, (B) seeks to maintain a stable net asset value (e.g., $1.00 per share or $10.00 per share) in a manner similar to a Money Market Fund and (C) but for the exceptions under the 1940 Act, would be an “investment company” thereunder. For purposes of clause (1) above, the reference to “Rule 2a-7 promulgated under the 1940 Act” is intended to encompass Rule 2a-7 as in effect as of the date of this Agreement and any amendments to Rule 2a-7 that become effective after the date of this Agreement and on or prior to the First Closing Date (including, in any case, amendments that impose additional requirements on “open-end companies” that are governed by the requirements of Rule 2a-7 as of the date of this Agreement), but not any amendments that become effective after the date of this Agreement and on or prior to the First Closing Date that would require any companies, including fluctuating net asset value “open-end companies,” that are not governed by the requirements of Rule 2a-7 as of the date of this Agreement to be governed by the requirements of Rule 2a-7. For the avoidance of doubt, “Restricted Product” shall not include any checking account, deposit account, certificate of deposit or other similar FDIC-insured banking cash sweep product that is sponsored or offered by SunTrust Bank or its Affiliates.

“Retained Seller Party Liabilities” means any Liabilities of, arising from or relating to (1) any Seller Party, (2) any officer, director or trustee of any Seller Party to the extent relating to them in their capacity as such, or (3) the Business. For the avoidance of doubt, and without limiting the foregoing, “Retained Seller Party Liabilities” include: (a) all Liabilities of any Seller Party whether existing prior to, at or after the Final Closing, or arising from or relating to, actions, omissions, events or periods of time occurring, or the operation of any Seller Party, prior to, at or after the Final Closing; and (b) any obligations or other Liabilities to the extent arising from or relating to (i) any Seller Party’s management of the Products, (ii) the provision of custody, transfer agent or any other services to the Products by any Seller Party, (iii) the Acquired Assets prior to transfer to Federated (or its designated Affiliates), (iv) any assets of any Seller Party not transferred to Federated (or its designated Affiliates), (v) any Litigation against the RidgeWorth Trust, any Product or any of their respective Affiliates, (vi) any Litigation against any Seller Party or any of their respective Affiliates, (vii) any Taxes, (viii) any salary, bonus, vacation, or employee benefit plan obligations, severance or change in control payments, any obligations or Liabilities under or arising in connection with the WARN Act, or other Liabilities owing to any employee of any Seller Party relating to such employee’s employment with, or severance from, any such Seller Party, and (ix) the actions or omissions of any Seller Party or their respective service providers or Affiliates (or of any Person acting at the direction of any of them, which, for the avoidance of doubt, shall not include Federated, the Federated Funds (or, as applicable, any Other Federated Money Market Fund), any of their respective Affiliates or any of their respective service providers in their roles as service providers to Federated, the Federated Funds (or, as applicable, any Other Federated Money Market Fund) or any of their respective Affiliates) relating to the implementation or consummation of the Transactions. Nothing in this definition shall limit the indemnification obligations of Federated under Section 9.2 of this Agreement.

“Retained Product Liabilities” means any Liabilities of, arising from or relating to (1) any Product, or (2) any officer, director or trustee of any Product (as applicable) to the extent relating to them in their capacity as such, or (3) any investment advisory, custody, transfer agent, administration or other services of any kind provided to any Product. For the avoidance of doubt, and without limiting the foregoing, “Retained Product Liabilities” include (a) all Liabilities of the Products, or arising out of, resulting from or relating to the services provided to the Products by their respective service providers, in all cases to the extent existing on or prior to the consummation of the First Closing, the Interim Closing or the Final Closing with respect to assets transferred at that Closing, as applicable, or to the extent arising from or relating to, actions, omissions, events or periods of time occurring, or the operation of the Products, on or prior to, the consummation of the First Closing, the Interim Closing or Final Closing with respect to assets transferred at that Closing, as applicable, and (b) (i) any payments or other Liabilities (including all conversion fees, expenses and costs) ultimately due to any service provider of the Products, (ii) any Taxes, (iii) any Litigation against any Product, and (iv) any obligation or other Liability arising from or relating to the actions or omissions of the RidgeWorth Trust, any Product or their respective service providers or Affiliates (or of any Person acting at the direction of any of them) relating to the implementation or consummation of the Transactions. Nothing in this definition shall limit the indemnification obligations of Federated under Section 9.2 of this Agreement.

“RidgeWorth” means RidgeWorth Capital Management, Inc., a Georgia corporation.

“RidgeWorth Money Market Funds” is defined in the recitals to this Agreement.

“RidgeWorth Trust” is defined in the recitals to this Agreement.

“SAI” means the statement of additional information of a RidgeWorth Money Market Fund or Federated Fund (or, as applicable, an Other Federated Money Market Fund), as the case may be.

“Second Anniversary Date” means the date which is two (2) Fiscal Years after the First Closing Date.

“Second Anniversary Payment” means an amount equal to sixty percent (60%) of the Net Revenue attributable to each Eligible Account for the Fiscal Year beginning on the day after the First Anniversary Date.

“Seller Consents” is defined in Section 3.1.5 of this Agreement.

“Seller Parties” is defined in the preamble to this Agreement, and, for purposes of (1) the definitions of “Subadviser Material Adverse Change”, “Knowledge” and “Retained Seller Party Liabilities” in Section 1.1, (2) Article 3, (3) the last sentence of Section 5.1.2(a), (4) Section 5.1.2(d)(i), (5) Section 5.2(b), (6) Section 5.3(b), (7) Section 6.2, (8) Section 8.1, (9) Section 9.1, (10) Section 9.3, and (11) references to “Seller Party” or “Seller Parties” in any knowledge qualifier in this Agreement, “Seller Parties” shall also include RidgeWorth.

“Seller Party Advisory Subsidiaries” means RidgeWorth, Subadviser, Silvant Capital Management LLC, Seix Investment Advisors LLC, IronOak Advisors LLC, Certium Asset Management LLC, Ceredex Value Advisors LLC, SunTrust Investment Services, Inc., SunTrust Institutional Investment Advisors LLC, GenSpring Charleston, LLC, GenSpring Family Offices, LLC, and GenSpring International LLC.

“Stub Period One” means a period of days after the Fifth Anniversary Date equal to the number of days during the period beginning the day after the First Closing Date and ending on and including the Interim Closing Date.

“Stub Period One End Date” means the last day of Stub Period One after the Fifth Anniversary Date.

“Stub Period One Payment” means an amount equal to:

(1) sixty percent (60%) of the Net Revenue attributable to each Eligible Account for Stub Period One beginning on the day after the Fifth Anniversary Date, multiplied by

(2) the quotient of:

(a) Interim Closing Transferring Assets, divided by

(b) Aggregate Transferred Assets.

“Stub Period Payments” means the Stub Period One Payment and the Stub Period Two Payment, as applicable.

“Stub Period Two” means a period of days after the Fifth Anniversary Date equal to the number of days during the period beginning the day after the Interim Closing Date and ending on and including the Final Closing Date.

“Stub Period Two End Date” means the last day of Stub Period Two after the Fifth Anniversary Date.

“Stub Period Two Payment” means an amount equal to:

(1) sixty percent (60%) of the Net Revenue attributable to each Eligible Account for Stub Period Two beginning on the day after the Fifth Anniversary Date, multiplied by

(2) the quotient of:

(a) Final Closing Transferring Assets, divided by

(b) Aggregate Transferred Assets.

“Subadviser” is defined in the preamble to this Agreement.

“Subadviser Indemnitees” is defined in Section 9.2 of this Agreement.

“Subadviser Material Adverse Change” means with respect to any Seller Party, or the Products taken as a whole, (a) any fact, event, change, circumstance, condition, development or effect that would reasonably be expected to have a material adverse effect (whether taken individually or in the aggregate with all other such effects) on the financial condition, business or results of operations of any Seller Party or the Business, or the Products taken as a whole, or (b) any event, circumstance or condition affecting any Seller Party or the Business, or the Products taken as a whole, which would prevent or materially delay the consummation of the Transactions or would be reasonably expected to materially adversely affect the ability of any Seller Party to perform its obligations under this Agreement or any other Transaction Document; provided that, in determining whether a Subadviser Material Adverse Change has occurred, there shall be excluded any effect to the extent resulting from (1) changes (other than changes in GAAP or Applicable Law) in the financial services industry in general, or the investment advisory or investment management sector in particular, and not specifically relating to any Seller Party, including changes in economic or market conditions or changes in prevailing interest rates, currency exchange rates or price levels or trading volumes in the U.S. or foreign securities markets, so long as a Seller Party is not affected in a materially adverse manner disproportionate to how other sponsors of money market mutual funds are affected, (2) the failure by Federated or any Seller Party to obtain any Consents necessary as a result of the Transactions (provided that the failure of Federated or any Seller Party to obtain any Consent was not intentional or in bad faith), (3) any change, effect, event or occurrence arising out of the announcement of this Agreement or the Transactions contemplated hereby, (4) any change, effect, event or occurrence arising out of the Transactions contemplated hereby or the performance of this Agreement and the other Transaction Documents by any Seller Party (including actions or omissions of any of the Seller Parties taken in contemplation of the Transactions contemplated by this Agreement and the other Transaction Documents) in compliance with the terms of this Agreement and the other Transaction Documents, (5) changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, and (6) natural disasters or “acts of God.”

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, custom, duty, stamp, occupation, premium, profits, windfall profits, capital stock, franchise, withholding, social security, unemployment, disability, real property, personal property, sales, use, ad valorem, transfer, registration, value added, general service, alternative or add-on minimum, estimated or other tax, or similar fees, assessments or charges, together with any interest, penalties or additions to tax imposed by any Governmental Authority.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement required to be filed, with any Governmental Authority, relating to Taxes, including any form, schedule or attachment thereto and any amendment or supplement thereof.

“Third Anniversary Date” means the date which is three (3) Fiscal Years after the First Closing Date.

“Third Anniversary Payment” means an amount equal to sixty percent (60%) of the Net Revenue attributable to each Eligible Account for the Fiscal Year beginning on the day after the Second Anniversary Date.

“Third Party Claim” is defined in Section 9.3(b) of this Agreement.

“Third Party Reimbursement” means the actual amount, if any, received by the Indemnified Party from any third Person (including any insurance carrier pursuant to any claim outside the scope of such Party’s insurance coverage).

“Total Consideration” means the Cash Consideration Amount and other consideration described in Section 2.3 of this Agreement.

“Total Relationship AUM” means, as of a relevant date, the net assets under management by Federated, through its advisory Affiliates, in the Federated Funds and any applicable Other Federated Money Market Funds, or as adviser of an Advised Common Fund, that were either transferred as contemplated in this Agreement or sourced through the Seller Parties or another Affiliate of any of them pursuant to a dealer agreement or other selling agreement with Federated Securities Corp. and for which one of the foregoing is designated the broker or other intermediary of record, and which accounts do not include any accounts sourced through any third party.

“Transaction Documents” means this Agreement, the Bill of Sale, the Advised Common Funds Advisory Agreement, the First Closing Transferring Assets Certificate, the Interim Closing Transferring Assets Certificate, the Parent Bring-Down Certificates, the Federated Bring-Down Certificates and any amendments, modifications, supplements or restatements of any of the foregoing documents.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents, including the Product Asset Transfers effected through the Consent Process and the Common Fund Process as contemplated in this Agreement.

“Upfront Closing Payments” means the First Closing Payment, the Interim Closing Payment and the Final Closing Payment.

“Upfront Purchase Price Amount” means eight million seven hundred fifty thousand dollars ($8,750,000).

“WARN Act” means United States Federal Worker Adjustment and Retraining Notification Act of 1988, any successor federal law, or any other applicable state, local or foreign plant closing, mass layoff or termination pay or notification law, in each case, as amended, and including the rules, regulations and interpretations promulgated thereunder.

1.2 Construction.

(a) General. The language used in this Agreement, and any other Transaction Document, shall be deemed to be the language chosen by the parties hereto or thereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Any covenant or requirement in this Agreement or any other Transaction Document that Subadviser or RidgeWorth is required to perform or comply with is intended to be, and shall be, construed to include a covenant and requirement that Parent shall cause Subadviser or RidgeWorth (as applicable) to perform and comply with such covenant or requirement. Unless the context requires otherwise, any reference to any federal, state, local, or foreign statute or other Applicable Law shall be deemed also to refer to all rules, regulations and interpretations promulgated thereunder, in each case as in effect as of the date hereof or as of the applicable Closing Date. All accounting terms not specifically defined in this Agreement will be construed in accordance with GAAP. Any calculations required to be performed in connection with this Agreement shall be taken out to four (4) decimal places. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” All words in this Agreement will be construed to be of such gender or number, as the circumstances require. For example, whenever the context may require, any nouns and pronouns shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa. The word “or” in this Agreement is disjunctive but not necessarily exclusive (and should be construed, accordingly, as “and/or”). The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The Section headings in this Agreement are inserted for convenience of reference only and are not intended to alter or affect any provision of this Agreement. Any reference in this Agreement to any Section refers to the corresponding Section of this Agreement. Any reference in this Agreement to any Schedule or Exhibit refers to the corresponding Schedule or Exhibit attached to this Agreement and all such Schedules and Exhibits are incorporated herein by reference. Unless specifically provided otherwise in this Agreement, any reference to (i) “days” shall mean calendar days; and (ii) references to a “Governmental Authority” include (a) any domestic, foreign or other Governmental Authority, as applicable, and (b) any successor to that Governmental Authority.

(b) Valuation of Securities. For purposes of this Agreement and the other Transaction Documents, unless specifically otherwise provided or mutually agreed in writing, if any provision or Product Asset Transfer requires the valuation of securities or other assets of a Product or a Federated Fund (or an Other Federated Money Market Fund), such provision shall be deemed to require such valuation to be conducted (and such Product Asset Transfer shall be conducted) in accordance with the procedures adopted by the Board of the Federated funds (including the Federated Funds and Other Federated Money Market Funds) as implemented by the Valuation Committee appointed by such Board, which are generally described in such Federated Fund’s (or Other Federated Money Market Fund’s) Governing Documents, current prospectus and SAI.

(c) Tax Provisions. It is agreed and understood that no representation or warranty is made by Parent or Subadviser in respect of Taxes, Tax Returns or other Tax related matters in any section of this Agreement other than Sections 3.2.3, 3.2.4 and 3.3.5. It also is agreed and understood that no representation or warranty is made by Federated in respect of Taxes, Tax Returns or other Tax related matters in any section of this Agreement other than Sections 4.2.3 and 4.2.4.

ARTICLE 2

PURCHASE AND SALE OF ASSETS; PRODUCT ASSET TRANSFERS

Subject to the other provisions of this Agreement:

2.1 Sale and Purchase of the Acquired Assets.

(a) At the First Closing, the Interim Closing and at the Final Closing, the Applicable Seller Parties shall sell, transfer, convey, assign and deliver to Federated (or its designated Affiliates), and Federated (or its designated Affiliates) shall purchase or acquire from such Applicable Seller Parties, the applicable portion of the Business encompassing the assets specified on Schedule 2.1 to this Agreement being transferred to Federated (or its designated Affiliates) at such Closing (each such asset being an “Acquired Asset” and, collectively, the “Acquired Assets”).

(b) Each such sale, transfer, conveyance, assignment and delivery shall be made to Federated (or its designated Affiliates) free and clear of any Liens to or on each Closing Date (except for Permitted Liens).

2.2 Consent Process; Common Fund Process. Without limitation of the other covenants of Parent or Subadviser herein, from the execution of this Agreement through the earlier of (a) the Final Closing or (b) any termination of this Agreement pursuant to its terms, Parent and Subadviser shall use commercially reasonable efforts to undertake and complete (i) the Consent Process with respect to the relevant accounts invested in the RidgeWorth Money Market Funds as further described in Section 5.1.2(b) and (ii) the Common Fund Process (including the reinvestment of redemption proceeds in the Federated Funds (or an Other Federated Money Market Fund)) as further described in Section 5.1.2(c).

2.3 Consideration.

(a) Federated shall bear its portion of the costs and expenses of the Transactions as contemplated in Section 5.2, and Federated shall pay to Parent, and Parent shall receive, the Cash Consideration Amount in such amounts and at such times as set forth below:

(i) Upfront Closing Payments. Following the procedures set forth in Section 2.5.1 below, on the fifth (5th) Business Day after:

(A) the First Closing Date, Federated shall pay any First Closing Payment owing to Parent;

(B) the Interim Closing Date, Federated shall pay the Interim Closing Payment owing to Parent; and

(B) the Final Closing Date, Federated shall pay any Final Closing Payment owing to Parent;

provided, that in no event shall the aggregate Upfront Closing Payments exceed the Upfront Purchase Price Amount or, if the Aggregate Transferred Assets are less than $18,857,500,000, the Adjusted Upfront Purchase Price Amount.

(ii) Anniversary Payments.

(A) Within the seventy-five (75)-day period following the First Anniversary Date, Federated shall pay any First Anniversary Payment owing to Parent.

(B) Within the seventy-five (75)-day period following the Second Anniversary Date, Federated shall pay any Second Anniversary Payment owing to Parent.

(C) Within the seventy-five (75)-day period following the Third Anniversary Date, Federated shall pay any Third Anniversary Payment owing to Parent.

(D) Within the seventy-five (75)-day period following the Fourth Anniversary Date, Federated shall pay any Fourth Anniversary Payment owing to Parent.

(E) Within the seventy-five (75)-day period following the Fifth Anniversary Date, Federated shall pay any Fifth Anniversary Payment owing to Parent.

(F) Within the seventy-five (75)-period following the Stub Period One End Date, Federated shall pay any Stub Period One Payment owing to Parent.

(G) Within the seventy-five (75)-period following the Stub Period Two End Date, Federated shall pay any Stub Period Two Payment owing to Parent.

(b) All payments required to be made under this Section 2.3 or Section 2.4 below shall be payable in U.S. dollars, by wire transfer of available funds to an account designated in writing by the Party that is to receive payment to the Party that is to make payment at least three (3) Business Days in advance of any Payment Date. If any payment required to be made under this Section 2.3 or Section 2.4 below is due to be paid on a date that is not a Business Day, the Payment Date for such payment shall be deemed to be the next Business Day.

2.4 Clawbacks.

(a) (i) If a Restricted Acquisition Announcement Date occurs on or before the last day of the third Fiscal Year after the Final Closing Date, Parent shall promptly notify Federated in writing of: (A) the pending Restricted Acquisition at that time, and (B) the closing of such Restricted Acquisition when it is consummated.

(ii) If, after the first Restricted Acquisition Announcement Date, the Total Relationship AUM falls below sixty percent (60%) of the Base Clawback AUM on any date (“Complete Clawback Trigger Date”) on or before the last day of the third Fiscal Year after the Final Closing Date, then Parent shall pay to Federated the Appropriate Clawback Payment when such payment is due and payable in accordance with Section 2.5.3(b).

(iii) Subject to Section 2.4(a)(ii), if, after the first Restricted Acquisition Announcement Date, the Total Relationship AUM falls below ninety percent (90%) of the Base Clawback AUM on any date (“Clawback Measurement Trigger Date”), but a Complete Clawback Trigger Date does not occur, on or before the last day of the third Fiscal Year after the Final Closing Date (“Clawback Measurement End Date”), then:

(A) If Clawback AUM is equal to or greater than ninety percent (90%) of Base Clawback AUM, then no Clawback Payment pursuant this Section 2.4(a)(iii)(A) shall be owing by Parent to Federated; or

(B) If Clawback AUM is less than ninety percent (90%) of Base Clawback AUM, but equal to or more than sixty percent (60%) of Base Clawback AUM, then Parent shall pay Federated when such payment is due and payable under Section 2.5.3(b), a pro rated Clawback Payment pursuant to this Section 2.4(a)(iii)(B) in an amount determined on the basis of the illustrative examples of the calculations required under this Section 2.4(a) that are included in Schedule 2.4(a) attached hereto.

For the avoidance of doubt, if at any time a Complete Clawback Trigger Date occurs on or before the Clawback Measurement End Date, then no payment would be required under this Section 2.4(a)(iii), but the Appropriate Clawback Payment shall be payable pursuant to Section 2.4(a)(ii) above.

(b) (i) If a GenSpring Clawback Trigger Date occurs on or before the last day of the third Fiscal Year after the Final Closing Date, Parent shall notify Federated in writing of such fact.

(ii) If, after the GenSpring Clawback Trigger Date, the GenSpring AUM falls below sixty percent (60%) of the GenSpring Base Clawback AUM on any date (“GenSpring Complete Clawback Trigger Date”) on or before the last day of the third Fiscal Year after the Final Closing Date, then Parent shall pay to Federated the GenSpring Appropriate Clawback Payment when such payment is due and payable in accordance with Section 2.5.3(c).

(iii) Subject to Section 2.4(b)(ii), if, after the GenSpring Clawback Trigger Date, the GenSpring AUM falls below ninety percent (90%) of the GenSpring Base Clawback AUM on any date (“GenSpring Clawback Measurement Trigger Date”), but a GenSpring Complete Clawback Trigger Date does not occur, on or before the last day of the third Fiscal Year after the Final Closing Date (“GenSpring Clawback Measurement End Date”), then:

(A) If GenSpring Clawback AUM is equal to or greater than ninety percent (90%) of GenSpring Base Clawback AUM, then no Clawback Payment pursuant to this Section 2.4(b)(iii)(A) shall be owing by Parent to Federated;

(B) If GenSpring Clawback AUM is less than ninety percent (90%) of GenSpring Base Clawback AUM, but equal to or more than sixty percent (60%) of GenSpring Base Clawback AUM, then Parent shall pay Federated when such payment is due and payable under Section 2.5.3(c), a pro rated Clawback Payment pursuant to this Section 2.4(b)(iii)(B) in an amount determined on the basis of the illustrative examples of the calculations required under this Section 2.4(b) that are included in Schedule 2.4(b) attached hereto.

For the avoidance of doubt, if at any time a GenSpring Complete Clawback Trigger Date occurs on or before the GenSpring Clawback Measurement End Date, then no payment would be required under this Section 2.4(b)(iii), but the GenSpring Appropriate Clawback Payment shall be payable pursuant to Section 2.4(b)(ii) above.

2.5 Payment Calculations.

2.5.1 Upfront Closing Payments.

(a) (i) On the fourth (4th) Business Day prior to the First Closing Date, Parent shall prepare in good faith and deliver to Federated an estimate of: (A) the First Closing Transferring Assets, in the aggregate and broken down by Product, and (B) a corresponding estimated First Closing Payment, in each case together with reasonable supporting calculations and documentation.

(ii) On the first (1st) Business Day after the First Closing Date, Federated shall prepare in good faith and deliver to the Seller Parties a statement of: (A) the First Closing Transferring Assets, in the aggregate and broken down by Product, and (B) the corresponding First Closing Payment, in each case together with reasonable supporting calculations and documentation.

(b) On the fourth (4th) Business Day prior to the Interim Closing Date, Parent shall prepare in good faith and deliver to Federated an estimate of: (A) the Interim Closing Transferring Assets, in the aggregate and broken down by Product, and (B) a corresponding estimated Interim Closing Payment, in each case together with reasonable supporting calculations and documentation.

(ii) On the first (1st) Business Day after the Interim Closing Date, Federated shall prepare in good faith and deliver to the Seller Parties a statement of: (A) the Interim Closing Transferring Assets, in the aggregate and broken down by Product, and (B) the corresponding Interim Closing Payment, in each case together with reasonable supporting calculations and documentation.

(c) (i) On the fourth (4th) Business Day prior to the Final Closing Date, Parent shall prepare in good faith and deliver to Federated an estimate of: (A) the Final Closing Transferring Assets, in the aggregate and broken down by Product, and (B) a corresponding estimated Final Closing Payment (if any), in each case together with reasonable supporting calculations and documentation.

(ii) On the first (1st) Business Day after the Final Closing Date, Federated shall prepare in good faith and deliver to the Seller Parties a statement of: (A) the Final Closing Transferring Assets, in the aggregate and broken down by Product, and (B) the corresponding Final Closing Payment, in each case together with reasonable supporting calculations and documentation.

(d) After delivering any statement pursuant to Sections 2.5.1(a)(ii), (b)(ii) or (c)(ii) above, Federated shall give the Seller Parties, and their representatives, reasonable access to Federated’s accounting books, records and personnel to enable the Seller Parties to review each such statement.

(e) After receiving any statement pursuant to Sections 2.5.1(a)(ii), (b)(ii) or (c)(ii) above, the Seller Parties shall have three (3) Business Days to dispute any such statement by notifying Federated of such a dispute. Parent shall specify any such dispute in reasonable detail. If Parent does not notify Federated of a dispute within such three (3) Business Day period, or if Parent notifies Federated that it agrees with Federated’s statement and calculations, then Federated’s statement and calculations as delivered to the Seller Parties shall be final and binding. If Parent disputes any statement, the Parties shall work together in good faith to resolve any such dispute promptly.

(f) If any dispute is not resolved by the applicable Payment Date:

(i) Federated shall pay any undisputed portion of any Upfront Closing Payment on the applicable Payment Date and shall remit any remaining portion later in accordance with the mutual agreement of the Parties or the determination made by the Firm promptly (and, in any event, no later than ten (10) days) after the Parties mutually resolve the dispute or the delivery to the Parties of the Firm’s written report, as applicable.

(ii) If a dispute is not mutually resolved by the Parties within thirty (30) days after the applicable Payment Date, any Party may elect to have the dispute submitted to the Firm by providing written notice to the other Parties. In the event a Party makes such an election, the Parties will in good faith jointly retain the Firm to resolve the remaining unresolved disputes.

The Parties shall use commercially reasonable efforts to cause the Firm to, within sixty (60) days following its retention by the Parties, deliver to the Parties a written report determining the resolution of the applicable disputed item(s), and its determinations will be final and binding upon the Parties for the purposes of resolving the remaining unresolved disputes over the amounts set forth in the statement(s) prepared in accordance with Sections 2.5.1(a)(ii), (b)(ii) or (c)(ii), absent manifest error. The Parties shall reasonably cooperate with the Firm and make available their respective employees and any accounting books and records in their respective possession that the Firm reasonably requests as being necessary in making its determination. The fees and disbursements of the Firm shall be borne one-half by the Seller Parties and one-half by Federated.

Nothing in this Section 2.5.1(f)(ii) shall prohibit the Parties from continuing to work together to mutually resolve any dispute even after such dispute has been submitted to the Firm.

2.5.2 Anniversary Payments.

(a) As soon as reasonably possible after the date of this Agreement, and, in any event, prior to the First Closing Date, the Parties shall work together in good faith to agree upon the methodology for determining the Anniversary Payments (e.g., calculating Net Revenue attributable to Eligible Accounts), and such methodology will be attached to this Agreement as Schedule 2.5.2(a) prior to the First Closing Date.

(b) Within forty-five (45) days after each applicable Anniversary Date and the Stub Period End Date (as applicable), Federated shall prepare in good faith and deliver to the Seller Parties a statement of any Anniversary Payment to be paid by Federated, together with reasonable supporting calculations and documentation (including Net Revenue calculations).

(c) After delivering any statement pursuant to Section 2.5.2(b) above, Federated shall give the Seller Parties, and their representatives, reasonable access to Federated’s accounting books, records and personnel to enable the Seller Parties to review each such statement.

(d) After receiving any statement pursuant to Section 2.5.2(b) above, the Seller Parties shall, as soon as practicable but not later than thirty (30) days after receiving such statement, notify Federated of any dispute with respect to the calculation of Net Revenue or the corresponding Anniversary Payment specifying the dispute in reasonable detail. If Parent does not notify Federated of a dispute within such thirty (30)-day period, or if Parent notifies Federated that it agrees with Federated’s statement and calculations, then Federated’s statement and calculations as delivered to Parent shall be final and binding. If Parent disputes any statement, the Parties shall work together in good faith to resolve any such dispute promptly.

(e) If any dispute is not resolved by the applicable Payment Date:

(i) Federated shall pay any undisputed portion of any Anniversary Payment on the applicable Payment Date and shall remit any remaining portion later in accordance with the mutual agreement of the Parties or the determination made by the Firm promptly (and, in any event, no later than ten (10) days) after the Parties mutually resolve the dispute or the delivery to the Parties of the Firm’s written report, as applicable.

(ii) The Parties shall follow the procedures set forth in Section 2.5.1(f)(ii) with respect to resolving any dispute over the amounts set forth in the statement(s) prepared in accordance with Section 2.5.2(b).

(f) Parent and Subadviser acknowledge and agree that no guarantees can be made or given regarding the level of Net Revenues that Federated will earn and receive, or the level of Anniversary Payments that will become owing to Parent, and nothing in this Agreement is intended to give any Seller Party, or any Affiliate of any of them, any responsibility for control or decision making with respect to the post-Closing management and operation of the Acquired Assets, the Product Assets transferred pursuant to Product Asset Transfers as contemplated in this Agreement or Federated’s business.

2.5.3 Clawback Payments.

(a) As soon as reasonably possible after the date of this Agreement, and, in any event, prior to the First Closing Date, the Parties shall work together in good faith to agree upon the methodology (e.g., dealer numbers, etc.) for determining Total Relationship AUM and

GenSpring AUM, and such methodology will be attached to this Agreement as Schedule 2.5.3(a) prior to the First Closing Date.

(b) (i) If a Restricted Acquisition Announcement Date occurs on or before the last day of the third Fiscal Year after the Final Closing Date:

(A) Within forty-five (45) days after Federated receives the notice for the Restricted Acquisition Announcement Date from Parent, Federated shall prepare in good faith and deliver to the Seller Parties a statement of the Base Clawback AUM, together with reasonable supporting calculations and documentation.

(B) Within forty-five (45) days after a Complete Clawback Trigger Date or a Clawback Measurement Trigger Date occurs, Federated shall prepare in good faith and deliver to the Seller Parties a statement notifying the Seller Parties that such Complete Clawback Trigger Date or Clawback Measurement Trigger Date occurred, together with reasonable supporting calculations and documentation.

(1) In the case of a Complete Clawback Trigger Date, such statement also shall include: (w) the Total Relationship AUM as of the Complete Clawback Trigger Date; (x) the quotient of Total Relationship AUM on the Complete Clawback Trigger Date divided by Base Clawback AUM; and (y) the Appropriate Clawback Payment together with reasonable supporting calculations and documentation.

(2) In the case of a Clawback Measurement Trigger Date, within forty-five (45) days after the Clawback Measurement End Date, Federated shall prepare in good faith and deliver to the Seller Parties a statement of: (w) the Clawback AUM; (x) the quotient of Clawback AUM divided by Base Clawback AUM; and (y) the amount of the Clawback Payment owing by Parent pursuant to Section 2.4(a)(iii), together with reasonable supporting calculations and documentation.

(ii) After delivering any statement pursuant to Section 2.5.3(b)(i) above, Federated shall give the Seller Parties, and their representatives, reasonable access to Federated’s accounting books, records and personnel to enable the Seller Parties to review each such statement.

(iii) After receiving any statement pursuant to Section 2.5.3(b)(i) above, Parent shall, as soon as practicable but not later than thirty (30) days after receiving such statement, notify Federated of any dispute with respect to the calculation of Base Clawback AUM, or Clawback AUM or any corresponding Clawback Payment, (as applicable) specifying the dispute in reasonable detail. If Parent does not notify Federated of a dispute within such thirty (30)-day period, or if Parent notifies Federated that it agrees with Federated’s statement and calculations, then Federated’s statement and calculations as delivered to the Seller Parties shall be final and binding and Parent shall make the Clawback Payment within ten (10) days after expiration of such thirty (30)-day period. If Parent disputes any statement, the Parties shall work together in good faith to resolve any such dispute promptly.

(iv) If any dispute is not resolved within twenty (20) days after expiration of the thirty (30)-day period contemplated in Section 2.5.3(b)(iii) above:

(A) Parent shall pay any undisputed portion of any Clawback Payment within ten (10) days after the expiration of such fifty (50)-day period and shall remit any remaining portion later in accordance with the mutual agreement of the Parties or with the determination made by the Firm promptly (and, in any event, no later than ten (10) days) after the Parties mutually resolve the dispute or the delivery to the Parties of the Firm’s written report, as applicable.

(B) The Parties shall follow the procedures set forth in Section 2.5.1(f)(ii) with respect to resolving any dispute over the amounts set forth in the statement(s) prepared in accordance with Section 2.5.3(b)(i)(A) or 2.5.3(b)(i)(B). For the avoidance of doubt, any Party may elect to submit the dispute to the Firm immediately after the expiration of such fifty (50)-day period.

(c) (i) If a GenSpring Clawback Trigger Date occurs on or before the last day of the third Fiscal Year after the Final Closing Date, then:

(A) Within forty-five (45) days after Federated receives the notice required under Section 2.4(b)(i) from Parent, Federated shall prepare in good faith and deliver to the Seller Parties a statement of the GenSpring Product Assets, the aggregate Upfront Closing Payments, the GenSpring Percentage, and the GenSpring Base Clawback AUM, together with reasonable supporting calculations and documentation.

(B) Within forty-five (45) days after a GenSpring Complete Clawback Trigger Date or a GenSpring Clawback Measurement Trigger Date occurs, Federated shall prepare in good faith and deliver to the Seller Parties a statement notifying the Seller Parties that such GenSpring Complete Clawback Trigger Date or GenSpring Clawback Measurement Trigger Date occurred, together with reasonable supporting calculations and documentation.

(1) In the case of a GenSpring Complete Clawback Trigger Date, such statement also shall include: (w) the GenSpring AUM as of the GenSpring Complete Clawback Trigger Date; (x) the quotient of GenSpring AUM on the GenSpring Complete Clawback Trigger Date divided by GenSpring Base Clawback AUM; and (y) the GenSpring Appropriate Clawback Payment, together with reasonable supporting calculations and documentation.

(2) In the case of a GenSpring Clawback Measurement Trigger Date, within forty-five (45) days after the GenSpring Clawback Measurement End Date, Federated shall prepare in good faith and deliver to the Seller Parties a statement of: (w) the GenSpring Clawback AUM; (x) the quotient of GenSpring Clawback AUM divided by GenSpring Base Clawback AUM; and (y) the amount of the Clawback Payment owing by Parent pursuant to Section 2.4(b)(iii), together with reasonable supporting calculations and documentation.

(ii) After delivering any statement pursuant to Section 2.5.3(c)(i) above, Federated shall give the Seller Parties, and their representatives, reasonable access to Federated’s accounting books, records and personnel to enable the Seller Parties to review each such statement.

(iii) After receiving any statement pursuant to Section 2.5.3(c)(i) above, Parent shall, as soon as practicable but not later than thirty (30) days after receiving such statement, notify Federated of any dispute with respect to the calculation of any amounts specified in such statement (as applicable) specifying the dispute in reasonable detail. If Parent does not notify Federated of a dispute within such thirty (30)-day period, or if Parent notifies Federated that it agrees with Federated’s statement and calculations, then Federated’s statement and calculations as delivered to the Seller Parties shall be final and binding and Parent shall make the Clawback Payment within ten (10) days after expiration of such thirty (30)-day period. If Parent disputes any statement, the Parties shall work together in good faith to resolve any such dispute promptly.

(iv) If any dispute is not resolved within twenty (20) days after expiration of the thirty (30)-day period contemplated in Section 2.5.3(c)(iii) above:

(A) Parent shall pay any undisputed portion of any Clawback Payment within ten (10) days after the expiration of such fifty (50)-day period and shall remit any remaining portion later in accordance with the mutual agreement of the Parties or with the determination made by the Firm promptly (and, in any event, no later than ten (10) days) after the Parties mutually resolve the dispute or the delivery to the Parties of the Firm’s written report, as applicable.

(B) The Parties shall follow the procedures set forth in Section 2.5.1(f)(ii) with respect to resolving any dispute over the amounts set forth in the statement prepared in accordance with Section 2.5.3(c)(i)(A) or 2.5.3(c)(i)(B). For the avoidance of doubt, any Party may elect to submit the dispute to the Firm immediately after the expiration of such fifty (50)-day period.

2.6 Allocation of Consideration.

(a) For income Tax purposes, Federated shall prepare and deliver to Parent within 120 days after the First Closing, within 120 days after the Interim Closing and within 120 days after the Final Closing an allocation statement to allocate the Total Consideration (the “First Closing Allocation”, “Interim Closing Allocation” and the “Final Closing Allocation”, respectively, each an “Allocation” and together, the “Allocations”). Such Allocations shall be made in accordance with Section 1060 of the Code and the regulations thereunder. Parent will have thirty (30) days after receiving each Allocation from Federated to review such Allocation and notify Federated in writing of any objections that Parent may have to such Allocation. Parent shall specify any such objections in such notice in reasonable detail. If Federated does not receive such a notice of objections from Parent within such thirty (30)-day period with respect to an Allocation, such Allocation delivered by Federated shall be considered final and binding. If Federated does receive such a notice of objections from Parent within such thirty (30)-day period, the Parties shall work together in an effort to promptly resolve any objections, but in no event for a period that is longer than thirty (30) days.

(b) If the Parties agree pursuant to Section 2.6(a) to an Allocation, the Parties shall file an Internal Revenue Service Form 8594 consistent with such Allocation. The Parties agree not to take any Tax position (whether in audits, Tax Returns or otherwise) which is inconsistent with any final and binding Allocation agreed upon in accordance with Section 2.6(a) unless required to do so under Applicable Law.

2.7 Closing Dates.

(a) First Closing. The consummation of the Product Asset Transfers that are to be consummated initially pursuant to the Transactions contemplated by Section 2.2 of this Agreement, and the transfers of any related Acquired Assets pursuant to the Transactions contemplated in Section 2.1 of this Agreement, (the “First Closing”) shall take place at the offices of Reed Smith LLP, Reed Smith Centre, 225 Fifth Avenue, Suite 1200, Pittsburgh, PA 15222, at 4:00 p.m., New York time, on the date that is five (5) Business Days following the satisfaction or waiver of all applicable conditions to the consummation of the Transactions to be consummated at the First Closing pursuant to this Agreement and the other Transaction Documents, which, as applicable, include the expiration of any applicable notice period or other agreed upon timeframe related to the Consent Process (other than those conditions which by their terms are intended to be fulfilled at the First Closing) or at such other place, time and date as the Parties may mutually agree (such date, the “First Closing Date”); provided that if, based on market conditions at the relevant time, Federated in good faith determines that the First Closing should not occur on the fifth Business Day referenced above due to potential adverse affects to the Federated Funds (or, as applicable, Other Federated Money Market Funds), Federated may, upon written notice to Parent provided at or before 12 o’clock, Noon, New York time, on the Business Day prior to the First Closing Date, elect to postpone the First Closing Date one time for a reasonable period of time until market conditions abate (which period of time shall not exceed thirty (30) calendar days following the date on which the conditions referenced in this sentence have been satisfied or waived) (any such election, a “Federated Closing Election”). In the case of a Federated Closing Election, the satisfaction of the conditions to the consummation of the Transactions to be consummated at the First Closing (other than those conditions which by their terms are intended to be fulfilled at the First Closing) shall be measured as of the date upon which written notice of such Federated Closing Election is delivered to Parent hereunder and not at any subsequent time. Any Party may seek to initiate the First Closing by providing written notice to the other Parties hereto that the conditions referenced in the first sentence of this subsection have been satisfied (or, as applicable, would be waived by such initiating Party). For the avoidance of doubt, subject to the satisfaction or waiver of the applicable conditions precedent in Article 6 of this Agreement, it is the intention of the Parties to consummate the First Closing, and the Parties agree to use commercially reasonable efforts to cause the conditions to the other Party’s obligation to effect the First Closing to be satisfied as soon as reasonably practicable.

(b) Interim Closing. The consummation of the Product Asset Transfers that are to be consummated following the First Closing and prior to the Final Closing pursuant to the Transactions contemplated by Section 2.2 of this Agreement, and the transfers of any related Acquired Assets pursuant to the Transactions contemplated in Section 2.1 of this Agreement, (the “Interim Closing”) shall take place at the offices of Reed Smith LLP, Reed Smith Centre, 225 Fifth Avenue, Suite 1200, Pittsburgh, PA 15222, at 4:00 p.m., New York time, on the date that is five (5) Business Days following the satisfaction or waiver of all applicable conditions to the consummation of the Transactions to be consummated at the Interim Closing pursuant to this Agreement and the other Transaction Documents (other than those conditions which by their terms are intended to be fulfilled at the Interim Closing) or at such other place, time and date as the Parties may mutually agree (such date, the “Interim Closing Date”); provided that if, based on market conditions at the relevant time, Federated in good faith determines that the Interim Closing should not occur on the fifth Business Day referenced above due to potential adverse affects to the Federated Funds (or, as applicable, Other Federated Money Market Funds), Federated may, upon written notice to Parent provided at or before 12 o’clock, Noon, New York time, on the Business Day prior to the Interim Closing Date, make a Federated Closing Election to postpone the Interim Closing Date one time for a reasonable period of time until market conditions abate (which period of time shall not exceed thirty (30) calendar days following the date on which the conditions referenced in this sentence have been satisfied or waived). In the case of a Federated Closing Election, the satisfaction of the conditions to the consummation of the Transactions to be consummated at the Interim Closing (other than those conditions which by their terms are intended to be fulfilled at the Interim Closing) shall be measured as of the date upon which written notice of such Federated Closing Election is delivered to Parent hereunder and not at any subsequent time. Any Party may seek to initiate the Interim Closing by providing written notice to the other Parties hereto that the conditions referenced in the first sentence of this subsection have been satisfied (or, as applicable, would be waived by such initiating Party). For the avoidance of doubt, subject to the satisfaction or waiver of the applicable conditions precedent in Article 6 of this Agreement, it is the intention of the Parties to consummate the Interim Closing, and the Parties agree to use commercially reasonable efforts to cause the conditions to the other Party’s obligation to effect the Interim Closing to be satisfied within a time frame mutually agreed upon by the Parties.

(c) Final Closing. The consummation of the Product Asset Transfers that are to be consummated last pursuant to the Transactions contemplated by Section 2.2 of this Agreement, and the transfers of any related Acquired Assets pursuant to the Transactions contemplated in Section 2.1 of this Agreement, (the “Final Closing”) shall take place at the offices of Reed Smith LLP, Reed Smith Centre, 225 Fifth Avenue, Suite 1200, Pittsburgh, PA 15222, at 4:00 p.m., New York time, on the date that is five (5) Business Days following the satisfaction or waiver of all applicable conditions to the consummation of the Transactions to be consummated at the Final Closing pursuant to this Agreement and the other Transaction Documents (other than those conditions which by their terms are intended to be fulfilled at the Final Closing) or at such other place, time and date as the Parties may mutually agree (such date, the “Final Closing Date”); provided that if, based on market conditions at the relevant time, Federated in good faith determines that the Final Closing should not occur on the fifth Business Day referenced above due to potential adverse affects to the Federated Funds (or, as applicable, Other Federated Money Market Funds), Federated may, upon written notice to Parent provided at or before 12 o’clock, Noon, New York time, on the Business Day prior to the Final Closing Date, make a Federated Closing Election to postpone the Final Closing Date one time for a reasonable period of time until market conditions abate (which period of time shall not exceed thirty (30) calendar days following the date on which the conditions referenced in this sentence have been satisfied or waived). In the case of a Federated Closing Election, the satisfaction of the conditions to the consummation of the Transactions to be consummated at the Final Closing (other than those conditions which by their terms are intended to be fulfilled at the Final Closing) shall be measured as of the date upon which written notice of such Federated Closing Election is delivered to Parent hereunder and not at any subsequent time. Any Party may seek to initiate the Final Closing by providing written notice to the other Parties hereto that the conditions referenced in the first sentence of this subsection have been satisfied (or, as applicable, would be waived by such initiating Party) (any such notice, a “Final Closing Notice”). For the avoidance of doubt, subject to the satisfaction or waiver of the applicable conditions precedent in Article 6 of this Agreement, it is the intention of the Parties to consummate the Final Closing, and the Parties agree to use commercially reasonable efforts to cause the conditions to the other Party’s obligation to effect the Final Closing to be satisfied within a time frame mutually agreed upon by the Parties. If the Final Closing does not occur by or on December 31, 2010, the Parties will no longer be obligated to effect the Final Closing unless the Final Closing would have occurred on or prior to December 31, 2010 but for a Federated Closing Election having been made.

2.8 Liabilities. Without limiting Federated’s indemnification obligations under Section 9.2, (i) nothing in this Agreement nor any other Transaction Document shall be construed to transfer any Retained Seller Party Liabilities or any Retained Product Liabilities to Federated, any Federated Fund, or any Other Federated Money Market Fund, or any Affiliate of any of them, or any officer, director or trustee of any of the foregoing and (ii) neither Federated, any Federated Fund, nor any Other Federated Money Market Fund, or any Affiliate of any of them, or any officer, director or trustee of any of the foregoing, shall assume, or otherwise become liable for, any Retained Seller Party Liabilities or any Retained Product Liabilities.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBADVISER

3.1 Representations and Warranties of Parent and Subadviser. Parent and Subadviser jointly and severally represent and warrant to Federated as of the date of this Agreement and, unless a representation and warranty below speaks by its terms as of some other specified date, as of each Closing Date as follows:

3.1.1 Organization and Qualification.

(a) Subadviser. Subadviser is a Delaware limited liability company and is duly organized and presently existing under the laws of the jurisdiction in which it is organized. Subadviser has the requisite power and authority to conduct its business as currently conducted and to own, lease and operate the properties and assets used in connection therewith. Subadviser is duly qualified or licensed to do business and is in good standing in every jurisdiction where its business so requires, except for such failures to be so qualified or licensed as would not result in a Subadviser Material Adverse Change. To the extent that RidgeWorth is required to execute any Transaction Document, or otherwise act to implement or consummate the Transactions, Parent hereby makes the representations and warranties contained in this Section 3.1.1(a) with respect to RidgeWorth (except that RidgeWorth is a Georgia corporation). Subadviser has no subsidiaries.

(b) Parent. Parent is a Georgia corporation and is duly organized and presently existing under the laws of the jurisdiction in which it is organized. Parent has the requisite power and authority to conduct its business as currently conducted and to own, lease and operate the properties and assets used in connection therewith. Parent is duly qualified or licensed to do business and is in good standing in every jurisdiction where its business so requires, except for such failures to be so qualified or licensed as would not result in a Subadviser Material Adverse Change.

(c) Non-Compete Parties. A list of Persons constituting, as of March 31, 2010, Non-Compete Parties under clause (2) of the definition of “Non-Compete Parties” in Section 1.1 of this Agreement is set forth on Schedule 3.1.1(c) and is complete in all material respects.

3.1.2 Authority.

(a) Subadviser. Subadviser has full power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder or thereunder, and to fulfill its role in the Transactions contemplated hereby or thereby. Subadviser has taken all action necessary to be taken by it to authorize the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party, and no further member, manager, or other action or proceeding on the part of Subadviser is necessary to authorize this Agreement and the other Transaction Documents to which it is a party and the consummation of the Transactions. This Agreement and the other Transaction Documents to which it is a party have been (or will be) duly executed and delivered by Subadviser, and are (or will be) the valid and legally binding agreements and obligations of Subadviser, enforceable against it in accordance with their respective terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law. Without limiting the foregoing, Parent, and its Affiliates, have (or, by an applicable Closing, will have) the authority to implement the Consent Process and Common Fund Process under Applicable Law and the trust or other account Contracts or documents for shareholders or interest holders (as applicable) of the Products, whether via discretionary authority, affirmative consent, or negative consent pursuant to NASD Rule 2510(d), as administered by FINRA, with respect to the Product Asset Transfers that occur upon each Closing. To the extent that RidgeWorth is required to execute any Transaction Document, or otherwise act to implement or consummate the Transactions, Parent hereby makes the representations and warranties contained in this Section 3.1.2(a) with respect to RidgeWorth.

(b) Parent. Parent has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder or thereunder, and to fulfill its role in the Transactions contemplated hereby or thereby. Parent has taken all corporate and other action necessary to be taken by it to authorize the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party, and no further corporate, shareholder, or other action or proceeding on the part of Parent is necessary to authorize this Agreement and the other Transaction Documents to which it is a party and the consummation of the Transactions. This Agreement and the other Transaction Documents to which it is a party have been (or will be) duly executed and delivered by Parent, and are (or will be) the valid and legally binding agreements and obligations of Parent, enforceable against it in accordance with their respective terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law. In addition to the above representations and warranties, Parent specifically represents and warrants that, as the ultimate parent company of Subadviser, Parent will benefit and receive value from the Transactions contemplated by this Agreement through Subadviser and that upon a Closing occurring, in addition to other consideration received by Parent, Parent shall have received good and valuable consideration sufficient to make the provisions of this Agreement, and any other Transaction Document to which Parent is a party, legally binding on, and enforceable against, Parent.

3.1.3 No Violations. Subject to the receipt of the Seller Consents, the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party will not breach or violate any provision of any Governing Document of any Seller Party, nor the terms of any material Contract or Applicable Law to which any Seller Party, the Business or the Acquired Assets is subject or by which any of them is obligated or any of their properties or assets bound, other than breaches and violations that would not, individually or in the aggregate, (a) adversely affect the validity or enforceability of this Agreement or any other Transaction Documents to which any Seller Party is a party, (b) prevent the consummation of the Transactions, or (c) result in a Subadviser Material Adverse Change.

3.1.4 No Convictions, Sanctions or Other Violations. No Person who is “associated” (as defined under Advisers Act) with any Applicable Seller Party has for a period of five (5) years prior to the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the 1934 Act. Neither any Applicable Seller Party nor any Affiliated Person of any of them has been convicted of any felony or misdemeanor described in Section 9(a)(1) of the 1940 Act, nor has any Affiliated Person of any Applicable Seller Party been subject, or is presently subject, to any injunction or Commission order that would prevent such Person from acting or serving as an investment adviser, underwriter, broker-dealer, employee, officer, trustee or director of an investment company under Sections 9(a)(2) or 9(b) of the 1940 Act, and there is no proceeding or investigation pending or, to any Seller Party’s Knowledge, threatened, that is reasonably likely to become the basis for any such injunction or Commission order.

3.1.5 Governmental Approvals and Other Consents. Except for any approvals of the Transactions by Subadviser’s Board, which have been obtained, and any other Consents identified on Schedule 3.1.5, (collectively, the “Seller Consents”), none of the Seller Parties, the RidgeWorth Trust or any Product, nor any Affiliate of any of them, are required to submit, file, give or obtain any material Consent to or from any Governmental Authority, the shareholders or Board of the RidgeWorth Money Market Funds, or any other Person in connection with the execution, delivery and performance by any Seller Party of this Agreement or any other Transaction Documents or any Seller Party’s or Products’ consummation of the Transactions.

3.1.6 Litigation. (a) Except for the matters disclosed (if any) as of the date of this Agreement in the registration statements for the RidgeWorth Money Market Funds or in Part I of the Form ADVs of the Seller Party Advisory Subsidiaries, no material Litigation brought by any Person other than Federated, its Affiliates and their respective employees and representatives is pending or, to any Seller Party’s Knowledge, threatened against any Seller Party in connection with the Acquired Assets or the Business, and (b) no Litigation brought by any Person other than Federated, its Affiliates and their respective employees and representatives is pending or, to any Seller Party’s Knowledge, threatened against any Seller Party in connection with this Agreement, any other Transaction Document, or the Transactions, in each case by or before any Governmental Authority, including any such Litigation that seeks to delay, hinder, or prohibit execution or performance of this Agreement, any other Transaction Document or the consummation of the Transactions.

3.1.7 Compliance. The Applicable Seller Parties have (except for the matters disclosed (if any) as of the date of this Agreement in the registration statements for the RidgeWorth Money Market Funds or in Part I of the Form ADVs of the Seller Party Advisory Subsidiaries) complied and are in compliance in all material respects with all Applicable Law (such as, for example and without limitation, Section 206 of the Advisers Act governing or imposing fiduciary duties) relating to the Acquired Assets, the Business and the Products, and with the material provisions of all applicable Contracts, investment policies and restrictions relating to the Business and Products; and the Applicable Seller Parties and their respective Affiliates possess all requisite Consents required under any Applicable Law to conduct the Business as currently conducted, and are in material compliance with all such Consents. The Seller Parties do not have Knowledge of any information that, with or without the passage of time, is likely to result in any material non-compliance by any Applicable Seller Party, its subsidiaries (if any), or any Product with any of the foregoing.

3.1.8 Title. The Applicable Seller Party has good and marketable title to the Acquired Assets free and clear of any Lien other than Permitted Liens. At the applicable Closing, upon the terms and subject to the conditions set forth in this Agreement, the Applicable Seller Party will sell, transfer, convey, assign and deliver to Federated (or its designated Affiliates) all right, title and interest in and to each of the Acquired Assets, free and clear of all Liens (other than Permitted Liens).

3.2 Representations and Warranties Regarding the RidgeWorth Money Market Funds. Parent and Subadviser jointly and severally represent and warrant to Federated as of the date of this Agreement and, unless a representation and warranty below speaks by its terms as of some other specified date, as of each Closing Date as follows:

3.2.1 Authority and Regulation.

(a) Each RidgeWorth Money Market Fund is a legally designated, separate series of the RidgeWorth Trust, a Massachusetts business trust, duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The RidgeWorth Trust is registered as an open-end management investment company under the 1940 Act, and its registration with the Commission as an investment company is in full force and effect as of the date of this Agreement and each Closing.

(b) To the Knowledge of the Seller Parties, the RidgeWorth Trust, and each RidgeWorth Money Market Fund, are in compliance in all material respects with all Applicable

Laws, including the 1940 Act, Advisers Act, the 1933 Act, the 1934 Act, and all applicable state securities laws and rules.

3.2.2 Compliance. To the Knowledge of the Seller Parties: (a) each RidgeWorth Money Market Fund has for the past five years complied and is in compliance in all material respects with the terms and conditions of its Governing Documents and the investment policies and restrictions set forth in its registration statement, (b) the value of the net assets of each RidgeWorth Money Market Fund has been determined, and is being determined, using portfolio valuation methods that comply in all material respects with the methods described in its registration statement and the requirements of the 1940 Act, (c) all issued and outstanding shares of beneficial interest of the RidgeWorth Money Market Funds are duly and validly issued and outstanding, fully paid and non-assessable by the RidgeWorth Money Market Funds, and are registered under the 1933 Act and applicable state or foreign law as required under Applicable Law, and (d) except for the matters disclosed (if any) as of the date of this Agreement in the registration statements for the RidgeWorth Money Market Funds or in Part I of the Form ADVs of the Seller Party Advisory Subsidiaries: (i) there are no consent decrees or similar material arrangements entered into with a Governmental Authority or other Person (whether arising out of a violation, or alleged violation, of Applicable Law or otherwise) by, or relating to, the RidgeWorth Trust or any RidgeWorth Money Market Fund that are still in effect or were in effect; and (ii) neither any Seller Party, nor any Affiliate of any of them, nor, to the Knowledge of the Seller Parties, the RidgeWorth Trust or any RidgeWorth Money Market Fund, has received notice of a material violation of any Applicable Law by or with respect to the RidgeWorth Trust or any RidgeWorth Money Market Fund. All investment advisory-related services are being rendered to any RidgeWorth Money Market Fund pursuant to Contracts that have been approved by the RidgeWorth Money Market Funds’ Board and shareholders of each RidgeWorth Money Market Fund in accordance with all Applicable Law, including the 1940 Act.

3.2.3 Tax Qualification. Each RidgeWorth Money Market Fund is qualified, and has been qualified for all taxable years during which it has conducted business, as a Regulated Investment Company.

3.2.4 Taxes. To the Knowledge of the Seller Parties, all Tax Returns with respect to Taxes of, or assessed or assessable against, any RidgeWorth Money Market Fund that are or have been required to be filed have been duly and timely filed. To any Seller Party’s Knowledge, all Taxes for all periods covered by such Tax Returns or portions thereof ending through the date hereof (or the applicable Closing Date) have been duly and timely paid in full (or adequate provision for such has been made in its financial statements in accordance with GAAP). To any Seller Party’s Knowledge, all required records related to Taxes with respect to or covering any RidgeWorth Money Market Fund have been maintained. To any Seller Party’s Knowledge, all Tax Returns of the RidgeWorth Money Market Funds required to be filed and all Tax Return information or reports in respect of Taxes of the RidgeWorth Money Market Funds required to be provided to shareholders of the RidgeWorth Money Market Funds are correct in all material respects. To any Seller Party’s Knowledge, no such Tax Return is currently under audit and no assessment has been proposed or asserted in writing with respect to any such Tax Return.

3.2.5 Litigation. Except for the matters disclosed as of the date of this Agreement in the registration statements for the RidgeWorth Trust or in Part I of the Form ADVs of the Seller Party Advisory Subsidiaries, no material Litigation brought by any Person other than Federated, its Affiliates and their respective employees and representatives is pending or, to any Seller Party’s Knowledge, threatened against the RidgeWorth Trust or any RidgeWorth Money Market Fund, or the properties, assets or business of the RidgeWorth Trust or any RidgeWorth Money Market Fund, by or before any Governmental Authority, including any such Litigation (a) that would question the right, power, or capacity of the RidgeWorth Trust or the RidgeWorth Money Market Funds to conduct their businesses as conducted now or at any time in the past, (b) that would be expected to result in the revocation, cancellation or suspension, or any adverse modification, of a material Governmental Approval or other Consent applicable to the RidgeWorth Trust or any RidgeWorth Money Market Fund, or (c) that would delay, hinder or prohibit consummation of the Transactions.

3.3 Representations and Warranties Regarding Non-Mutual Fund Products. Parent and Subadviser jointly and severally represent and warrant to Federated as of the date of this Agreement and, unless a representation and warranty below speaks by its terms as of some other specified date, as of each Closing Date as follows:

3.3.1 Authority and Regulation.

(a) Each Common Fund is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, has the requisite power and authority to conduct its business as currently conducted and to own, lease and operate the properties and assets used in connection therewith, and is duly qualified or licensed to do business and is in good standing in every jurisdiction where its business so requires, except for such failures to be so qualified or licensed as would not result in a Subadviser Material Adverse Change.

(b) Each Common Fund has been, and is established, maintained and managed, in compliance in all material respects with all Applicable Laws, including the 1940 Act, Advisers Act, the 1933 Act, the 1934 Act, and all applicable state securities laws and rules.

3.3.2 No Violations. Subject to the receipt of the Seller Consents, the consummation of the Transactions will not breach or violate any provision of any Governing Document of any Common Fund, nor the terms of any other material Contract or Applicable Law to which any Common Fund is subject or by which any Common Fund is obligated or any of the properties or assets of any Common Fund are bound, other than breaches and violations that would not, individually or in the aggregate, (a) adversely affect the validity or enforceability of this Agreement or any other Transaction Document, (b) prevent the consummation of the Transactions, or (c) result in a Subadviser Material Adverse Change.

3.3.3 Litigation. No material Litigation brought by any Person other than Federated, its Affiliates and their respective employees and representatives is pending or, to any Seller Party’s Knowledge, threatened against any Common Fund, or the properties, assets or business of any Common Fund, by or before any Governmental Authority, including any Litigation (a) that would question the right, power or capacity of any Common Fund to conduct its business as conducted now or at any time in the past, (b) that would be expected to result in the revocation, cancellation or suspension, or any adverse modification, of a material Governmental Approval or other Consent applicable to any Common Fund, or (c) that would delay, hinder or prohibit consummation of the Transactions.

3.3.4 Compliance.

(a) The Seller Parties and any of their Affiliates that are engaged in managing any Common Fund have performed any services with respect to each Common Fund in compliance, in all material respects, with all Applicable Law (such as, for example and without limitation, Section 206 of the Advisers Act governing or imposing fiduciary duties) and with the provisions of all applicable Contracts, investment policies, restrictions, registration statements, offering documents, Governing Documents or other relevant documents for such Common Funds, in each case in all material respects. There are no consent decrees or similar material arrangements entered into with a Governmental Authority or other Person (whether arising out of a violation, or alleged violation of Applicable Law or otherwise) by, or relating to any Common Fund that are still in effect or were in effect. Neither any Seller Party, nor any Affiliate of any of them, nor, to the Knowledge of the Seller Parties, the Common Funds, has received notice of a material violation of any Applicable Law by or with respect to the Common Funds.

(b) Each Common Fund: (i) was organized, created, registered or originated in compliance with Applicable Law; (ii) has for the past five years complied and is in compliance in all material respects with all Applicable Law (including with respect to investment in, and the issuance of shares of or interests in, such Common Fund), and with the provisions of all applicable Contracts, investment policies, restrictions, registration statements, offering documents, Governing Documents or other relevant documents for such Common Fund or to which such Common Fund is designated a party or bound, and (iii) possesses all material Consents required under any Applicable Law to own and operate its properties and assets, conduct its business and remain open for investment, and is in material compliance with all such Consents, and all such Consents are in full force and effect. All issued and outstanding interests of the Common Funds are duly and validly issued and outstanding, fully paid and non-assessable by the Common Funds, and are registered, or exempt from registration, under the 1933 Act and applicable state or foreign law as required under Applicable Law.

(c) The value of the net assets of each Common Fund has been determined, and is being determined, using portfolio valuation methods that comply in all material respects with the valuation methods described in the applicable Contracts, offering documents, Governing Documents and other relevant documents for such Common Fund and any requirements imposed under Applicable Law.

(d) Each Common Fund is a common fund or collective trust exempt from being registered as an “investment company” under the 1940 Act pursuant to Section 3(c)(3) or Section 3(c)(11) of the 1940 Act, and the shares of or interests in such Common Funds are privately offered and not registered under the 1933 Act pursuant to an exemption from registration thereunder.

3.3.5 Taxes. To any Seller Party’s Knowledge, all Tax Returns with respect to Taxes of, or assessed or assessable against, any Common Fund, and all Tax Return information or reports, that are or have been required to be filed, or provided by the Common Funds to their respective shareholders have been duly and timely filed or provided (as applicable). To any Seller Party’s Knowledge, all Taxes for all periods covered by such Tax Returns or portions thereof ending through the date hereof (or the applicable Closing Date) have been duly and timely paid in full (or adequate provision for such has been made in its financial statements in accordance with GAAP). To any Seller Party’s Knowledge, all required records related to Taxes with respect to or covering any Common Fund have been maintained. To any Seller Party’s Knowledge, all Tax Returns of the Common Funds required to be filed and all Tax Return information and reports in respect of Taxes of the Common Funds required to be provided to shareholders of the Common Funds are correct in all material respects. To any Seller Party’s Knowledge, no such Tax Return is currently under audit and no assessment has been proposed or asserted in writing with respect to any such Tax Return.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF FEDERATED

4.1 Representations and Warranties of Federated. Federated represents and warrants to Parent and Subadviser as of the date of this Agreement and, unless a representation and warranty below speaks by its terms as of some other specified date, as of each Closing Date as follows:

4.1.1 Incorporation and Qualification. Federated is a corporation duly incorporated and presently subsisting under the laws of the Commonwealth of Pennsylvania. Federated has the requisite corporate power and authority to conduct its business as currently conducted and to own, lease, and operate the properties and assets used in connection therewith. Federated is duly qualified or licensed to do business and is in good standing in every jurisdiction where its respective business so requires, except for such failures to qualify or be licensed as would not result in a Federated Material Adverse Change.

4.1.2 Authority. Federated has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder or thereunder, and to fulfill its role in the Transactions contemplated hereby or thereby. Federated has taken all corporate and other action necessary to be taken by it to authorize the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party, and no further corporate, shareholder, or other action or proceeding on the part of Federated is necessary to authorize this Agreement and the other Transaction Documents to which it is a party and the consummation of the Transactions. This Agreement and the other Transaction Documents to which it is a party has been (or will be) duly executed and delivered by Federated, and are (or will be) the valid and legally binding agreements and obligations of Federated enforceable against it in accordance with their respective terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and subject to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law. In addition to the above representations and warranties, Federated specifically represents and warrants that Federated will benefit and receive value from the Transactions contemplated by this Agreement and that upon a Closing occurring, in addition to other consideration received by Federated, Federated shall have received good and valuable consideration sufficient to make the provisions of this Agreement, and any other Transaction Document to which Federated is a party, legally binding on, and enforceable against, Federated.

4.1.3 No Violations. Subject to the receipt of the Federated Consents, the execution, delivery and performance of this Agreement and the other Transaction Documents to which Federated is a party will not breach or violate any provision of the Governing Documents of Federated, nor the terms of any material Contract or Applicable Law to which Federated is subject or by which it is obligated or its property or assets bound, other than breaches and violations that would not, individually or in the aggregate, (a) adversely affect the validity or enforceability of this Agreement or any other Transaction Documents to which Federated is a party, (b) prevent the consummation of the Transactions, or (c) result in a Federated Material Adverse Change.

4.1.4 No Convictions, Sanctions or Other Violations. No Person “associated” (as defined under Advisers Act) with Federated has for a period of five (5) years prior to the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the 1934 Act. Neither Federated nor any Affiliated Person of Federated has been convicted of any felony or misdemeanor described in Section 9(a)(1) of the 1940 Act, nor has any Affiliated Person of Federated been subject, or is presently subject, to any injunction or Commission order that would prevent such person from acting or serving as an investment adviser, underwriter, broker-dealer, employee, officer, trustee or director of an investment company under Sections 9(a)(2) or (b) of the 1940 Act, and there is no proceeding or investigation pending or, to Federated’s Knowledge, threatened, that is reasonably likely to become the basis for any such injunction or Commission order.

4.1.5 Governmental Approvals and Other Consents. Except for any approvals of the Transactions by Federated’s Board, which have been obtained, and any other Consent identified on Schedule 4.1.5 (collectively, the “Federated Consents”), none of Federated, the Federated Trust or any Federated Fund (or, as applicable, any Other Federated Money Market Fund), nor any Affiliate of any of them, are required to submit, file, give or obtain any material Consent to or from any Governmental Authority, the shareholders or Board of the Federated Funds (or, as applicable, the Other Federated Money Market Funds), or any other Person in connection with the execution, delivery, and performance by Federated of this Agreement or any other Transaction Document or Federated’s or the Federated Funds’ (or, as applicable, Other Federated Money Market Funds’) consummation of the Transactions.

4.1.6 Litigation. (a) Except for the matters disclosed as of the date of this Agreement in the registration statements for the Federated Funds (or, as applicable, the Other Federated Money Market Funds) or in Part I of the Form ADVs of the Federated Advisory Subsidiaries, no material Litigation brought by any Person other than the Seller Parties, their Affiliates and their respective employees and representatives is pending or, to Federated’s

Knowledge, threatened against Federated in connection with Federated’s and its advisory subsidiaries’ businesses of providing investment advisory and investment management services to the Federated Funds (or, as applicable, the Other Federated Money Market Funds), and (b) no Litigation brought by any Person other than the Seller Parties, their Affiliates and their respective employees and representatives is pending or, to Federated’s Knowledge, threatened against Federated in connection with this Agreement, any other Transaction Document, or the Transactions, in each case by or before any Governmental Authority, including any such Litigation that seeks to delay, hinder, or prohibit execution or performance of this Agreement, any other Transaction Document or the consummation of the Transactions.

4.1.7 Compliance. Federated, through its subsidiaries, has (except for the matters disclosed as of the date of this Agreement in the registration statements for the Federated Funds (or, as applicable, the Other Federated Money Market Funds) or in Part I of the Form ADVs of the Federated Advisory Subsidiaries) complied and is in compliance, in all material respects, with all Applicable Law (such as, for example and without limitation, Section 206 of the Advisers Act governing or imposing fiduciary duties), relating to the management of the Federated Funds (or, as applicable, Other Federated Money Market Funds), and with the material provisions of all applicable Contracts, investment policies, and restrictions of the Federated Funds (or, as applicable, Other Federated Money Market Funds); and Federated and its Affiliates possess all requisite Consents required under any Applicable Law to conduct their businesses of providing investment advisory and investment management services to the Federated Funds (or, as applicable, Other Federated Money Market Funds) as currently conducted, and are in material compliance with all such Consents. Federated does not have Knowledge of any information that, with or without the passage of time, is likely to result in any material non-compliance by Federated, its subsidiaries or the Federated Funds (or, as applicable, Other Federated Money Market Funds) with any of the foregoing.

4.2 Representations and Warranties Regarding Federated Funds. Federated represents and warrants to Parent and Subadviser as of the date of this Agreement and, unless a representation and warranty below speaks by its terms as of some other specified date, as of each Closing Date as follows:

4.2.1 Authority and Regulation.

(a) Each Federated Fund is a legally designated, separate series of the Federated Trust, a Massachusetts business trust, duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Federated Trust is registered as an open-end management investment company under the 1940 Act, and its registration with the Commission as an investment company is in full force and effect as of the date of this Agreement and each Closing.

(b) To the Knowledge of Federated, the Federated Trust, and each Federated Fund, are in compliance in all material respects with all Applicable Laws, including the 1940 Act, Advisers Act, the 1933 Act, the 1934 Act, and all applicable state securities laws and rules.

4.2.2 Compliance. To the Knowledge of Federated: (a) each Federated Fund has for the past five years complied and is in compliance in all material respects with the terms and conditions of its Governing Documents and the investment policies and restrictions set forth in its registration statement, (b) the value of the net assets of each Federated Fund is being determined using portfolio valuation methods that comply in all material respects with the methods described in its registration statement and the requirements of the 1940 Act, (c) all issued and outstanding shares of beneficial interest of the Federated Funds are duly and validly issued and outstanding, fully paid and non-assessable by the Federated Funds, and are registered under the 1933 Act and applicable state or foreign law as required under Applicable Law, and (d) except for the matters disclosed as of the date of this Agreement in the registration statements for the Federated Funds (or, as applicable, the Other Federated Money Market Funds) or in Part I of the Form ADVs of the Federated Advisory Subsidiaries: (i) there are no consent decrees or similar material arrangements entered into with a Governmental Authority or other Person (whether arising out of a violation, or alleged violation of Applicable Law or otherwise) by, or relating to, Federated or the Federated Funds that are still in effect or were in effect; and (ii) neither Federated, nor to the Knowledge of Federated, the Federated Funds or any applicable Other Federated Money Market Fund, has received notice of a material violation of any Applicable Law by or with respect to the Federated Funds or any applicable Other Federated Money Market Fund.

4.2.3 Tax Qualification. Each Federated Fund is qualified, and has been qualified for all taxable years during which it has conducted business, as a Regulated Investment Company.

4.2.4 Taxes. To Federated’s Knowledge, all Tax Returns with respect to Taxes of, or assessed or assessable against, any Federated Fund that are or have been required to be filed have been duly and timely filed. To Federated’s Knowledge, all Taxes for all periods covered by such Tax Returns or portions thereof ending through the date hereof (or the applicable Closing) have been duly and timely paid in full (or adequate provision for such will have been made in its financial statements in accordance with GAAP). To Federated’s Knowledge, all required records related to Taxes with respect to or covering any Federated Fund have been maintained. To Federated’s Knowledge, all Tax Returns of the Federated Funds required to be filed and all Tax Return information and reports in respect of Taxes of the Federated Funds required to be provided to shareholders of the Federated Funds are correct in all material respects. To Federated’s Knowledge, no such Tax Return is currently under audit and no assessment has been proposed or asserted in writing with respect to any such Tax Return.

4.2.5 Contracts. All investment advisory-related services are being rendered to any Federated Fund pursuant to Contracts that have been approved by the Federated Funds’ Board and shareholders of each Federated Fund in accordance with all Applicable Law, including the 1940 Act.

4.2.6 Litigation. Except for the matters disclosed as of the date of this Agreement in the registration statements for the Federated Funds (or, as applicable, the Other Federated Money Market Funds) or in Part I of the Form ADVs of the Federated Advisory Subsidiaries, no material Litigation brought by any Person other than the Seller Parties, their Affiliates and their respective employees and representatives is pending or, to Federated’s Knowledge, threatened against any Federated Fund (or, as applicable, any Other Federated Money Market Fund), or the properties, assets or business of any Federated Fund (or, as applicable, any Other Federated Money Market Fund), by or before any Governmental Authority, including any such Litigation (a) that would question the right, power, or capacity of any Federated Fund (or, as applicable, any Other Federated Money Market Fund) to conduct their businesses as conducted now or at any time in the past, (b) that would be expected to result in the revocation, cancellation or suspension, or any adverse modification, of a material Governmental Approval or other Consent applicable to any Federated Fund (or, as applicable, any Other Federated Money Market Fund) or (c) that would delay, hinder, or prohibit the consummation of the Transactions.

ARTICLE 5

COVENANTS AND AGREEMENTS

5.1 Covenants with Respect to the Products and Business.

5.1.1 Conduct of Business. From the date of this Agreement through the earlier of the Final Closing Date or termination of this Agreement, except as otherwise contemplated by this Agreement (including the First Closing and the Interim Closing), as disclosed in Schedule 5.1.1 to this Agreement, or as otherwise authorized by the prior written consent of Federated (which shall not be unreasonably withheld, conditioned or delayed), Parent and Subadviser agree that Parent and the Applicable Seller Parties shall, to the extent consistent with its fiduciary duties: (a) use the Acquired Assets and conduct the Business only in the ordinary course and in a manner consistent with this Agreement and its past practices; (b) not sell, transfer, lease, pledge, or otherwise dispose of any Acquired Assets; (c) not allow any of the Acquired Assets or, to the extent within an Applicable Seller Parties’ control, the Product Assets to become subject to any Lien of any nature that will not be discharged in full prior to the transfer thereof pursuant to this Agreement or any other Transaction Document (other than Permitted Liens); (d) not organize, sponsor, start, or otherwise create, or become an adviser or subadviser to, any additional money market investment companies or common or collective liquidity funds without providing prior notice to Federated, and (e) not to agree or commit to take any of the actions in this Section 5.1.1.

5.1.2 Covenants Relating to Products and Product Asset Transfers.

(a) Consents Generally. From the date of this Agreement through the Final Closing Date or termination of this Agreement in accordance with its terms, each Party agrees to use commercially reasonable efforts to make, file or give, or cause to be made, filed or given, and use commercially reasonable efforts to obtain, or cause to be obtained, the filings, submissions, and other Governmental Approvals and other Consents that such Party (or its Affiliates) is required to make, file, give or obtain under Applicable Law, Contract or otherwise in connection with the consummation of the Transactions. Nothing in this Agreement or any other Transaction Document shall require Federated (or any of its Affiliates) or any Seller Party (or any of their respective Affiliates) to pay any amount to any shareholder, interest holder or Client, or agree to waive, reimburse or otherwise reduce any fees, in order to obtain any Consent in connection with consummating the Transactions.

(b) Consent Process. The Consent Process involves redeeming shareholder accounts from the RidgeWorth Money Market Funds and reinvesting the redemption proceeds into the Federated Funds (or, as applicable, the Other Federated Money Market Funds) pursuant to a Seller Party’s (or an Affiliate’s) discretion or pursuant to an affirmative or negative consent procedure as permitted under Applicable Law (including, to the extent applicable and available, NASD Rule 2510, as administered by FINRA). Without limiting the generality of Sections 2.2 or 5.1.2(a), Parent, Subadviser and their Affiliates shall determine which Product Assets may be transferred pursuant to the Consent Process and the Parties shall cooperate with each other in preparing, filing (if necessary) and mailing required notices and other shareholder communications, setting relevant dates and deadlines, and resolving objections and addressing questions received in connection with the Consent Process. Each Party shall keep the other Party informed as to the status of the Consent Process, and shall consult with the other Party regarding such matters.

(c) Common Fund Process. The Common Fund Process involves (i) the Seller Parties causing the transfer of Product Assets from the Common Funds set forth on Schedule 5.1.2(c)(i) through reinvestment into the Federated Funds (or, as applicable, an Other Federated Money Market Fund) and (ii) an appropriate advisory subsidiary of Federated entering into the form of advisory agreement attached hereto as Exhibit D (“Advised Common Funds Advisory Agreement”) with respect to the Common Funds set forth on Schedule 5.1.2(c)(ii) (the “Advised Common Funds”). Without limiting the generality of Section 2.2 or 5.1.2(a), the Parties shall cooperate with each other in preparing, filing (if necessary) and mailing required notices and other interest holder communications, setting relevant dates and deadlines, and resolving objections and addressing questions received in connection with the Common Fund Process. Each Party shall keep the other Party informed as to the status of the Common Fund Process, and shall consult with the other Party regarding such matters.

(d) Accuracy of Information or Data.

(i) The Seller Parties covenant that any information or data that describes any Seller Party or the Products, or any Affiliate of any of them, or any of their business operations or plans, which is furnished, provided or approved in writing by the Seller Parties (or their respective auditors or counsel) for inclusion in any (A) prospectus or SAI supplements or any post-effective amendment thereto filed with the Commission after the date of this Agreement, and required in connection with the Transactions contemplated hereby and by the other Transaction Documents, (B) other document filed with the Commission or the FINRA or any other regulatory body or Governmental Authority in connection with the Transactions contemplated hereby and by the other Transaction Documents, or (C) marketing material, advertising material, offering material or Consent used, after the date of this Agreement, in connection with implementing or consummating the Transactions contemplated hereby and by the other Transaction Documents, shall not contain, at the time any such supplements or post-effective amendments thereto become effective, or at the time any such document is furnished to the Commission or the FINRA or any other regulatory body or Governmental Authority, or at the time any such marketing material, advertising material, offering material or Consent is mailed, delivered or otherwise used as contemplated above, any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

(ii) Federated covenants that any information or data that describes Federated, any Federated Fund (or, as applicable, any Other Federated Money Market Fund), or any Affiliate of any of them, or any of their business operations or plans, which is furnished, provided or approved in writing by Federated (or its auditors or counsel) for inclusion in any (A) prospectus or SAI supplements or a post-effective amendment thereto filed with the Commission after the date of this Agreement, and required in connection with the Transactions contemplated hereby and by the other Transaction Documents, (B) other document filed with the Commission or the FINRA or any other regulatory body or Governmental Authority in connection with the Transactions contemplated hereby and by the other Transaction Documents, or (C) marketing material, advertising material, offering material or Consent used, after the date of this Agreement, in connection with implementing or consummating the Transactions contemplated hereby and by the other Transaction Documents, shall not contain, at the time any such supplements or post-effective amendments thereto become effective, , or at the time any such document is furnished to the Commission or the FINRA or any other regulatory body or Governmental Authority, or at the time any such marketing material, advertising material, offering material or Consent is mailed, delivered or otherwise used as contemplated above, any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

5.1.3 Covenants Regarding Certain Product Taxes.

(a) Parent and Subadviser agree that they shall file, or cause to be filed, all Tax Returns (including, with respect to the RidgeWorth Money Market Funds, Internal Revenue Service Forms 1120-RIC and 1099), and provide, or cause to be provided, all Tax Return information or reports, required by Applicable Law to be filed, or provided to shareholders, interest holders, or Clients, (after accounting for any extensions) by any Products by an applicable Closing Date (or by a later required date if such Tax Return or Tax Return information relates to the period prior to such applicable Closing Date and is not a final Tax Return). Parent and Subadviser also shall file, or cause to be filed, any and all final Tax Returns, and provide, or cause to be provided, any final Tax Return information or reports, required by Applicable Law to be filed, or provided to shareholders, interest holders, or Clients, (after accounting for any extensions) by any Products, and shall ensure that all Taxes of, or assessed or assessable against, any Product shall have been paid so far as due or provision shall have been made for the payment thereof.

(b) Federated agrees that it shall file, or cause to be filed, all Tax Returns (including Internal Revenue Service Forms 1120-RIC and 1099), and provide, or cause to be provided, all Tax Return information or reports, required by Applicable Law to be filed, or provided to shareholders, interest holders, or Clients, (after accounting for any extensions) by the Federated Funds (or, as applicable, Other Federated Money Market Funds) after the applicable Closing Date and to ensure that the Federated Funds (or, as applicable, Other Federated Money Market Funds) continue to qualify as Regulated Investment Companies after each Closing Date as long as such Federated Funds (or, as applicable, Other Federated Money Market Funds) are not reorganized into another open-end management investment company that qualifies as a Regulated Investment Company or liquidated.

(c) Federated and Subadviser shall each assist the other, as may reasonably be requested by the other Party, with the preparation of any Tax Return, any Tax or financial audit, or any other Litigation relating to any Tax in respect of the Products or the Federated Funds (or, as applicable, the Other Federated Money Market Funds). In addition, each Party shall retain (except to the extent transferred to Federated or its designated Affiliates), and provide the other with access upon reasonable notice and during normal business hours to such records or information in respect of the Products as may be relevant to such Tax Return, Tax or financial audit, or other Litigation.

5.2 Covenants with Respect to Expenses.

(a) Federated shall be solely responsible for any fees, expenses and costs incurred, suffered or paid by Federated, the Federated Funds, any Other Federated Money Market Funds, and any of their respective Affiliates in connection with consummating the Transactions contemplated in this Agreement and the other Transaction Documents. For the avoidance of doubt, Federated shall be responsible for fees, expenses and costs of Federated, the Federated Funds, any Other Federated Money Market Funds and any of their respective Affiliates, and any agents, service providers, representatives, outside counsel, and accountants engaged by any of them, in connection with (i) the drafting and reviewing of any proxy/registration statements and related materials to shareholders (including any supplemental materials) or other shareholder, interest holder or Client Consents or other communications (including any supplemental materials), (ii) printing any prospectus prepared on Form N-1A of a Federated Fund (or, as applicable, any Other Federated Money Market Fund) required by Applicable Law to be mailed to shareholders or interest holders in connection with the Consent Process or the Common Fund Process (or, if applicable, any reorganizations), (iii) drafting, reviewing, negotiating and executing this Agreement and the other Transaction Documents, (iv) tax and legal opinions delivered by counsel to Federated or the Federated Funds (or, as applicable, Other Federated Money Market Funds) associated with the Transactions, and (v) conversion programming attributable to the Federated Funds (or, as applicable, the Other Federated Money Market Funds).

(b) Parent shall be solely responsible for any fees, expenses and costs incurred, suffered or paid by any Seller Party, the Products and any of their respective Affiliates in connection with consummating the Transactions contemplated in this Agreement and the other Transaction Documents. For the avoidance of doubt, Parent and Subadviser shall be responsible for fees, expenses and costs of any Seller Party, the Products and any of their respective Affiliates, and any agents, service providers, proxy solicitors, representatives, outside counsel, and accountants engaged by any of them, in connection with (i) any Board approval process required to obtain Consents necessary to consummate the Transactions; (ii) the drafting, reviewing, filing, printing and mailing of any proxy/registration statements (e.g., Form N-14) and related materials to shareholders (including any supplemental materials) or other shareholder, interest holder or Client Consents or other communications (including any supplemental materials), (iii) drafting, reviewing, negotiating and executing this Agreement and the other Transaction Documents, (iv) solicitation and tabulation of proxies or other Consents relating to the Products, (v) tax or legal opinions delivered by counsel to any Seller Party or Product associated with the Transactions, and (vi) the implementation of Product Asset Transfers.

5.3 Covenants with Respect to Litigation and Changes in Condition.

(a) From the date of this Agreement through the earlier of the Final Closing Date or termination of this Agreement pursuant to its terms, Federated shall notify Parent and Subadviser promptly of any Litigation that to Federated’s Knowledge (i) (A) is commenced against, settled, otherwise concluded or which relates to Federated or any Federated Fund (or, as applicable, any Other Federated Money Market Fund) and would reasonably be expected to have a Federated Material Adverse Change, or (B) that gives rise to an obligation to file information or a report with the Commission or another Governmental Authority relating in any way to or affecting any Federated Fund (or, as applicable, any Other Federated Money Market Fund), the Transactions, this Agreement or any other Transaction Document, or (ii) would delay, restrain, or enjoin the consummation of, or declare unlawful, the Transactions, or cause the Transactions to be rescinded or delay, restrain, or enjoin the performance of this Agreement or any other Transaction Document. If, at any time prior to the Third Anniversary Date, Federated acquires Knowledge of an inquiry, examination, investigation, or enforcement action by a Governmental Authority asserted against Federated or any Federated Fund, which, if adversely decided, would reasonably be expected to have a material adverse effect on the Transactions, Federated’s money market fund business, Federated’s broker-dealer and mutual fund distributor Affiliates, or a Federated Fund (or, as applicable, an Other Federated Money Market Fund), Federated will promptly notify Parent to the extent permitted by Applicable Law, provided that Federated shall not have any obligation to seek the consent of, or any waiver from, any Governmental Authority to permit such disclosure where it would otherwise be prohibited by Applicable Law.

(b) From the date of this Agreement through the earlier of the Final Closing Date or the termination of this Agreement pursuant to its terms, Parent and Subadviser shall notify Federated promptly of any Litigation that to a Seller Party’s Knowledge (i) (A) is commenced against, settled, otherwise concluded or which relates to any Seller Party, any Product or the Business and would reasonably be expected to have a Subadviser Material Adverse Change, or (B) gives rise to an obligation to file information or a report with the Commission or another Governmental Authority, relating in any way to or affecting any Product, the Business, the Transactions, this Agreement or any other Transaction Document, or (ii) is commenced against any Product, or (iii) would delay, restrain, or enjoin the consummation of, or declare unlawful, the Transactions, or cause the Transactions to be rescinded or delay, restrain, or enjoin the performance of this Agreement or any other Transaction Document. If, at any time prior to the Third Anniversary Date, Parent and Subadviser acquire Knowledge of an inquiry, examination, investigation, or enforcement action by a Governmental Authority asserted against any Seller Party or Product, which, if adversely decided, would reasonably be expected to have a material adverse effect on the Transactions, Federated’s money market fund business, Federated’s broker-dealer and mutual fund distributor Affiliates or a Federated Fund (or, as applicable, an Other Federated Money Market Fund), Parent or Subadviser will promptly notify Federated to the extent permitted by Applicable Law, provided that Parent and Subadviser shall not have any obligation to seek the consent of, or any waiver from, any Governmental Authority to permit such disclosure where it would otherwise be prohibited by Applicable Law.

(c) From the date of this Agreement through the Final Closing Date or termination of this Agreement pursuant to its terms, each Party shall advise the other Party in writing of any fact, condition, event or occurrence that could cause any of the conditions to any

Party’s obligations to consummate the Transactions contained in this Agreement or any other Transaction Document not to be satisfied, promptly after becoming aware of the same.

5.4 Covenants with Respect to Publicity. The Parties agree that all public announcements prior to the Final Closing Date relating to this Agreement, any other Transaction Documents or the Transactions shall only be made after such a Party has submitted, reasonably in advance, the text of such announcement to the other Parties at the addresses set forth in Section 10.1 and each of the other Parties has had a reasonable opportunity to comment thereon and has consented to the release of such public announcement (which consent shall not be unreasonably withheld); provided, however, that any Party may make such disclosures as are required by Applicable Law after making reasonable efforts under the circumstances to consult in advance with the other Parties. Except as permitted by the preceding sentence, or as necessary for a Party to perform its obligations in compliance with this Agreement (i.e., in connection with the Consent Process or the Common Fund Process) or to obtain the benefits of this Agreement, the Parties shall not, and shall direct their Affiliates, legal and financial advisers and other representatives not to, disclose this Agreement, or any of the material terms and conditions hereof, to any Person without the prior written consent of each other Party to this Agreement.

5.5 Restrictive Covenants.

5.5.1 Covenant Not to Compete.

(a) During the Restricted Period, Parent agrees that each Non-Compete Party shall not, directly or indirectly, own, manage, operate, Control, sponsor, or participate in (or Knowingly assist any other Person in owning, managing, operating, Controlling, sponsoring, or participating in) any Competing Business (as defined below) (whether as adviser, subadviser, or otherwise).

(b) For purposes of this Section 5.5.1, “Competing Business” means any enterprise, firm, business or other Person that provides (whether as adviser, subadviser or otherwise) investment advisory or management services to, or otherwise sponsors or operates, a Restricted Product.

(c) The restrictive covenants contained in Section 5.5.1(a) above shall not prevent:

(i) the Seller Parties from continuing to operate the Business in compliance with this Agreement (including Section 5.1.1) through the Final Closing Date;

(ii) the Seller Parties from continuing to operate (but not actively market) the Business to the extent necessary to wind down the affairs of, or liquidate, the Subadviser, the SunTrust Retirement Reserve Fund, the SunTrust Tennessee Reserve Fund, the SunTrust Tax-Free Reserve Fund or any RidgeWorth Money Market Fund as promptly as reasonably practicable;

(iii) any Non-Compete Party, subject to Section 2.4(a), from engaging in a Restricted Acquisition or, subject to Section 2.4(b), from engaging in a GenSpring Transaction;

(iv) the RidgeWorth Trust from organizing and offering new Money Market Funds, which are not advised or subadvised by RidgeWorth, Subadviser or any of their respective Affiliates, and which may be utilized as deemed necessary or appropriate by the Board of the RidgeWorth Trust.

Notwithstanding Section 10.13, the Parties agree that it is a violation of the restrictive covenants in Section 5.5.1(a) if, directly or indirectly,

(A) such new Money Market Funds are actively marketed by Parent, RidgeWorth, Subadviser or any other their respective Affiliates;

(B) Parent, RidgeWorth, Subadviser or any of their respective Affiliates receive any fees, revenue sharing or other compensation from or in respect of such new Money Market Funds; or

(C) assets (corporate, customer or otherwise) are invested in such new Money Market Funds for any reason by Parent, RidgeWorth, Subadviser or any of their respective Affiliates, other than: (x) customer assets invested for the purpose of providing liquidity exchange options for the Class A and Class C shareholders of the RidgeWorth Trust’s other series funds, and (y) assets invested by the RidgeWorth Trust’s other series funds (it being understood that references in this clause to the RidgeWorth Trust’s other series funds do not include the RidgeWorth Money Market Funds).

(v) Subject to Section 2.4(b) of this Agreement, GenSpring Holdings, Inc., or its Controlled Affiliates, from organizing or sponsoring solely for the benefit of, and offering solely to, its Clients (which generally shall be Persons of the types who are Clients thereof as of the date of this Agreement, and which shall not include any Non-Compete Parties) a fund or investment product that is not publicly offered and would be a Restricted Product (any such fund or investment product being a “GenSpring Fund”);

(vi) the series funds of the RidgeWorth Trust (other than the RidgeWorth Money Market Funds or any Non-Permitted Money Market Funds) from utilizing the RidgeWorth Funds Securities Lending Cash Collateral Account solely in connection with, and for purposes of, their respective securities lending activities described in the RidgeWorth Trust’s registration statements;

(vii) SunTrust Bank and the Seller Parties from continuing to maintain and operate the SunTrust Retirement Stable Asset Fund as a “Stable Value or GIC Fund” (i.e., a fund that invests primarily in (i) guaranteed insurance and investment contracts issued by financial institutions including insurance companies and banks and (ii) synthetic guaranteed investment contracts and “wrapped fixed income investments” which are typically structured as fixed income securities paired with a book value wrap that provides benefit responsive withdrawals to participants, the underlying assets of which may be subject to the investment guidelines of the wrap issuer and be invested by Subadviser in securities which include, but are not limited to issues of the U.S. government or its agencies, corporate fixed income securities and mortgage backed securities);

(viii) any fund advised or subadvised by RidgeWorth or its subsidiaries (other than the RidgeWorth Money Market Funds or other Products), or the Money Market Funds contemplated in Section 5.5.1(c)(iv) above, from investing in any Restricted Product offered by a Competing Business; or

(ix) the Seller Parties and SunTrust Bank from continuing to operate, manage and sponsor each Advised Common Fund, provided that either:

(A) an advisory Affiliate of Federated is serving as adviser of such Advised Common Fund pursuant to the Advised Common Funds Advisory Agreement, or

(B) an advisory Affiliate of Federated had previously served as adviser to such Advised Common Fund pursuant to the Advised Common Funds Advisory Agreement and was terminated by SunTrust Bank in good faith during the initial thirteen (13) month term of the Advised Common Funds Agreement (I) for cause (e.g., an uncured material breach) pursuant to Section 9(b)(x), (y) or (z) of the Advised Common Funds Advisory Agreement or (II) in order to comply with the fiduciary duties of SunTrust Bank or any Applicable Seller Party;

provided, however, that in the event that an advisory Affiliate of Federated had previously served as adviser to such Advised Common Fund pursuant to the Advised Common Funds Advisory Agreement and was terminated as contemplated in clause (B) above, the exception to Section 5.5.1(a) provided in this clause (ix) shall not be available (x) after the initial thirteen (13) month term of the Advised Common Funds Advisory Agreement, or (y) if the net assets of such Advised Common Fund on any date after the First Closing exceed five hundred million dollars ($500,000,000).

5.5.2 Enforcement. The restrictive covenants contained in Section 5.5.1 are covenants independent of any other provision of this Agreement or any other Transaction Document, and the existence of any claim that any Seller Party or other Non-Compete Party may allege against Federated, whether based on this Agreement, any other Transaction Document or otherwise, shall not prevent the enforcement of such covenants. The Parties agree that Federated’s remedies at law for any breach or threat of breach by any Seller Party (or any Affiliate of any of them) of the provisions of Section 5.5.1 will be inadequate, and that Federated shall be entitled to an injunction or injunctions to prevent breaches of the provisions of Section 5.5.1 and to enforce specifically the terms and provisions of such Section 5.5.1, in addition to any other remedy to which Federated may be entitled at law or equity. In the event of Litigation regarding any of the restrictive covenants set forth in Section 5.5.1, the prevailing party in such Litigation shall, in addition to any other remedies the prevailing party may obtain in such Litigation, be entitled to recover from the other party or parties its reasonable legal fees (e.g., attorneys’ fees and expenses) incurred by such party in enforcing or defending its rights hereunder (whether at law or in equity). If an action is commenced to enforce the restrictive covenant in Section 5.5.1 and Federated is the prevailing party, unless Federated otherwise agrees in writing, the length of time for which the restrictive covenants contained in Section 5.5.1 shall be in force shall be extended by an amount of time equal to the lesser of (a) six months, or (b) the period of violation by a Non-Compete Party. For purposes of the preceding sentences: (a) a party claiming a breach or threat of breach of, and seeking to enforce (whether at law or in equity), any restrictive covenant in Section 5.5.1 shall be the “prevailing party” if (i) such party obtains a final judgment, order, decree, decision, award, or injunction that contains a determination, or that is based on a finding that, the other party violated (or threatened violation of) the applicable restrictive covenant in Section 5.5.1, or (ii) the parties mutually agree in any settlement agreement that such party is the “prevailing party”, and (b) the parties or parties against whom a claim of breach or threat of breach of any restrictive covenant in Section 5.5.1 is being enforced (whether at law or in equity) shall be the “prevailing party” if the party claiming a breach or threat of breach of, and seeking to enforce (whether at law or in equity), such covenant does not obtain a final judgment, order, decree, decision or award, or injunction, or the parties do not mutually agree in any settlement agreement that such claiming party is the “prevailing party”, as contemplated in clause (a) above. Should any provision of this Section 5.5 be adjudged to any extent invalid by any competent tribunal, such provision shall be deemed modified to the extent necessary to make it enforceable, and any such invalidity shall not effect the validity or enforceability of such provision as so modified or any other provision of this Agreement or any other Transaction Document.

5.6 Exclusivity Covenant. Parent and Subadviser agree that until the earlier of the Final Closing or termination of this Agreement pursuant to its terms, the Seller Parties shall not, and will cause their respective Affiliates and representatives not to, directly or indirectly, solicit, initiate, encourage, entertain or discuss (and shall not permit any Affiliate, employee, officer, director, agent or other Person acting on their behalf to solicit initiate, encourage, entertain or discuss) any inquiries, proposals or offers involving any purchase or sale of all or any part of the Acquired Assets, Products or Business with any other Person or provide any non-public information regarding the Acquired Assets, Products or Business to any other Person who has informed any Seller Party (or any Affiliate of any of them), or any Person acting on their behalf, that it is or may be interested in considering, proposing or entering into a transaction with respect to the purchase or sale of all or any part of the Acquired Assets, Products or Business. Parent and Subadviser further agree to promptly notify Federated should any Seller Party (or any Affiliate of any of them), or any Person acting on their behalf, receive or become aware of any such inquiries, proposals or offers from any other Person indicating or suggesting an interest in acquiring all or any part of the Acquired Assets, Products or Business, subject to any confidentiality obligations of any Seller Party (or any Affiliate of any of them) with such other Person. Notwithstanding the foregoing, Federated acknowledges that the Seller Parties are conducting a separate sale process with respect to their investment management business (other than the Business) and Federated agrees that this Section 5.6 is not intended to and will not restrict or have any impact on that process.

5.7 Covenants With Respect to Further Actions. At the reasonable request of any Party after the First Closing Date, and without further consideration, the other Parties (as applicable) shall from time to time execute and deliver or cause their Affiliates to execute and deliver (as applicable), such further instruments of transfer, assignment, or Consent, or other documents, as may be reasonably necessary or appropriate to carry out the purposes hereof.

5.8 Certain Matters Relating to Money Market Funds. Parent acknowledges and agrees that, in effecting the Product Asset Transfers as contemplated in this Agreement and the other Transaction Documents, it is intended that: (a) shareholders or interest holders of the Products receive the same number of shares of a Federated Fund (or, as applicable, an Other

Federated Money Market Fund) as such shareholder or interest holder had in the applicable Products; (b) the applicable Products not fluctuate from a stable net asset value of one dollar ($1.00) per share as required by Rule 2a-7 under the 1940 Act, and (c) the Federated Funds (or, as applicable, the Other Federated Money Market Funds) receive at least one dollar ($1.00) in market value for each share issued by it. The Parties agree to consult regularly regarding the potential impact of the Product Asset Transfers, as well as the appropriate actions that should be taken to seek to minimize the potential for material, negative impacts as a result of the Product Asset Transfers. The Parties agree that this Section 5.8 remains subject to the fiduciary obligations and determinations of the respective Boards of the Products (as applicable) and Federated Funds (or, as applicable, an Other Federated Money Market Fund), and, as applicable, compliance with any policies and procedures of the Parties relating to the proposed money market Product Asset Transfers and Transactions.

ARTICLE 6

CONDITIONS PRECEDENT TO CLOSING

6.1 Conditions Precedent to any Closing. Consummation by the Parties of the Transactions to be consummated upon any Closing are subject to the satisfaction or mutual written waiver (to the extent permitted by Applicable Law), at or prior to the applicable Closing, of the following conditions (except, in the case of the Final Closing, as provided below):

6.1.1 Consents; Satisfaction of Requirements Relating to the Consent Process and Common Fund Process. To the extent Product Assets are transferring on an applicable Closing Date pursuant to the Consent Process or the Common Fund Process, (a) all conditions to consummation, including obtaining all applicable Seller Consents, and applicable Federated Consents, for the Product Asset Transfers involving such Product Assets, and the Acquired Assets, as contemplated in this Agreement shall have been obtained prior to the applicable Closing Date and shall remain in full force and effect as of the applicable Closing Date and (b) all requirements under Applicable Law, this Agreement and the other Transaction Documents shall have been satisfied. Without limiting the foregoing, to the extent negative consent letters were utilized in accordance with Applicable Law in connection with the Consent Process, any objections received in response to such negative consent letters shall have been dealt with in a manner mutually acceptable to the Parties.

6.1.2 No Legal Obstruction. No injunction, restraining order or order of any nature shall have been issued by or be pending before any Governmental Authority challenging the validity or legality of the Transactions or restraining or prohibiting the consummation of the Transactions, including the Consent Process or the Common Fund Process.

6.2 Conditions Precedent to Obligations of Federated With Respect to Closings. In addition to the conditions set forth in Section 6.1 above, the obligations of Federated under this Agreement and the other Transaction Documents to consummate the Transactions are subject to the satisfaction, at or prior to the applicable Closing, of the following conditions, any one or more of which may be waived at the option of Federated:

6.2.1 No Breach of Covenants; True and Correct Representations and Warranties. In connection with each Closing, (a) there shall have been no material breach by any Seller Party in the performance of any covenants applicable to it in this Agreement or any other Transaction Document to which it is a party to be performed in whole or in part prior to such Closing relating to those Transactions being consummated upon such Closing, and (b) each of (i) the representations and warranties of Parent and Subadviser set forth in Sections 3.1.1 (Organization and Qualification), 3.1.2 (Authority), 3.2.1(a) (Authority and Regulation) and 3.3.1(a) (Authority and Regulation), and Sections 3.1.6 (Litigation), 3.2.5 (Litigation) and 3.3.3 (Litigation) (but only with respect to Litigation constituting an examination for cause, investigation or enforcement action by a Governmental Authority), shall be true and correct in all material respects (and any representation and warranty in such Sections that is already qualified by a Subadviser Material Adverse Change, materiality or similar qualifier shall be true and correct in all respects) as of the date of this Agreement and as of the applicable Closing Date as though made on and as of such Closing Date, and (ii) the other representations and warranties of Parent and Subadviser set forth in Sections 3.1, 3.2 and 3.3 of this Agreement (including Sections 3.1.6 (Litigation), 3.2.5 (Litigation) and 3.3.3 (Litigation) (with respect to Litigation other than Litigation constituting an examination for cause, investigation or enforcement action by a Governmental Authority) shall be true and correct as of the date of this Agreement and as of the applicable Closing Date as though made on and as of such Closing Date without giving effect to any Subadviser Material Adverse Change, materiality or similar qualifications set forth in such representations and warranties (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), provided that no such representation or warranty of Parent or Subadviser will be deemed untrue or incorrect for purposes of this clause (b)(ii) as a consequence of the existence of any fact, event, change, condition, development, circumstance or effect inconsistent with such representation or warranty, unless such fact, event, change, condition, development, circumstance or effect, individually or taken together with all other facts, events, changes, conditions, developments, circumstances or effects, has had or would reasonably be likely to have a Subadviser Material Adverse Change. At each Closing, Federated shall receive a certificate of Parent executed by an authorized executive officer of Parent certifying to the fulfillment of the foregoing conditions.

6.2.2 Delivery of Ancillary Closing Documents.

(a) At each Closing, Federated shall have received from the Applicable Seller Parties a duly executed Bill of Sale, dated as of the applicable Closing Date, with respect to the Acquired Assets.

(b) At the First Closing, Federated shall have received from SunTrust Bank a duly executed Advised Common Funds Advisory Agreement, dated as of the First Closing Date in the form set forth on Exhibit D hereto and from Parent a duly executed First Closing Transferring Assets Certificate, dated as of the First Closing Date, in the form set forth in Exhibit E hereto.

(c) At the Interim Closing, Federated shall have received from Parent a duly executed Interim Closing Transferring Assets Certificate, dated as of the Interim Closing Date, in the form set forth in Exhibit E hereto.

6.2.3 Minimum Product Asset Transfer. For purposes of the First Closing only, the First Closing Transferring Assets must equal or exceed $10,050,000,000. For purposes of the Interim Closing, the Interim Closing Transferring Assets must equal or exceed $1,000,000,000.

6.2.4 No Subadviser Material Adverse Change. From the date of this Agreement through the applicable Closing, there has not been a Subadviser Material Adverse Change.

6.2.5 No Failure to Maintain a $1.00 Net Asset Value. Following the date hereof, (a) the shadow market net asset value of any of the RidgeWorth Money Market Funds shall not have fallen below $1.00 per share by more than $.005 (provided, that the condition in clause (a) of this Section 6.2.5 shall nevertheless be satisfied if (i) the Seller Parties publicly announce, immediately (and in any event no more the one (1) Business Day) after the Board of the RidgeWorth Trust makes its determination of what actions to take in response to such deviation as required by Rule 2a-7 under the 1940 Act, that any such deviation will be “cured” and (ii) the “cure” is effected by the earlier of: (A) the date that is five (5) Business Days after the date on which the “cure” is publicly announced, and (B) the applicable Closing Date) and (b) no redeeming shareholder of the RidgeWorth Money Market Funds shall have received less than $1.00 in value per share in redemption proceeds. The determinations required by clause (a) above shall be made at such interval(s) and times prescribed in accordance with the procedures adopted by the Board of the RidgeWorth Trust (or at such other intervals and times as such Board determines appropriate and reasonable in light of current market conditions as required under Rule 2a-7(c)(8)(ii) under the 1940 Act).

6.3 Conditions Precedent to Obligations of Parent and Subadviser With Respect to Closings. In addition to the conditions set forth in Section 6.1, the obligations of Parent and Subadviser under this Agreement to consummate the Transactions shall be subject to the satisfaction, at or prior to the applicable Closing, of the following conditions, which may be waived at the option of Parent or Subadviser:

6.3.1 No Breach of Covenants; True and Correct Representations and Warranties. In connection with each Closing, (a) there shall have been no material breach by Federated in the performance of any covenants applicable to it in this Agreement or any other Transaction Document to which it is a party to be performed in whole or in part prior to such Closing relating to those Transactions being consummated upon such Closing, and (b) each of (i) the representations and warranties of Federated set forth in Sections 4.1.1 (Incorporation and Qualification of Federated), 4.1.2 (Authority of Federated) and 4.2.1(a) (Authority of Federated Funds), and Sections 4.1.6 (Litigation) and 4.2.6 (Litigation) (but only with respect to Litigation constituting an examination for cause, investigation or enforcement action by a Governmental Authority), shall be true and correct in all material respects (and any representation and warranty in such Sections that is already qualified by a Federated Material Adverse Change, materiality or similar qualifier shall be true and correct in all respects) as of the date of this Agreement and as of the applicable Closing Date as though made on and as of such Closing Date, and (ii) the other representations and warranties of Federated set forth in Sections 4.1 and 4.2 of this Agreement (including Sections 4.1.6 (Litigation) and 4.2.6 (Litigation) (with respect to Litigation other than Litigation constituting an examination for cause, investigation or enforcement action by a

Governmental Authority) shall be true and correct as of the date of this Agreement and as of the applicable Closing Date as though made on and as of such Closing Date without giving effect to any Federated Material Adverse Change, materiality or similar qualifications set forth in such representations and warranties (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), provided that no such representation or warranty of Federated will be deemed untrue or incorrect for purposes of this clause (b)(ii) as a consequence of the existence of any fact, event, change, condition, development, circumstance or effect inconsistent with such representation or warranty, unless such fact, event, change, condition, development, circumstance or effect, individually or taken together with all other facts, events, changes, conditions, developments, circumstances or effects, has had or would reasonably be likely to have a Federated Material Adverse Change. At each Closing, Parent shall receive a certificate of Federated executed by an authorized executive officer of Federated certifying to the fulfillment of the foregoing conditions.

6.3.2 Delivery of Ancillary Closing Documents. At the First Closing, SunTrust Bank shall have received from the applicable advisory Affiliate of Federated a duly executed Advised Common Funds Advisory Agreement in the form set forth on Exhibit D hereto.

6.3.3 No Federated Material Adverse Change. From the date of this Agreement through the applicable Closing, there has not been a Federated Material Adverse Change.

6.3.4 No Failure to Maintain a $1.00 Net Asset Value. Following the date hereof, (a) the shadow market net asset value of any of the Federated Funds shall not have fallen below $1.00 per share by more than $.005 (provided, that the condition in clause (a) of this Section 6.3.4 shall nevertheless be satisfied if (i) Federated publicly announces, immediately (and in any event no more the one (1) Business Day) after the Board of the Federated Trust makes its determination of what actions to take in response to such deviation as required by Rule 2a-7 under the 1940 Act, that any such deviation will be “cured” and (ii) the “cure” is effected by the earlier of: (A) the date that is five (5) Business Days after the date on which the “cure” is publicly announced, and (B) the applicable Closing Date) and (b) no redeeming shareholder of the Federated Funds shall have received less than $1.00 in value per share in redemption proceeds. The determinations required by clause (a) above shall be made at such interval(s) and times prescribed in accordance with the procedures adopted by the Board of the Federated Trust (or at such other intervals and times as such Board determines appropriate and reasonable in light of current market conditions as required under Rule 2a-7(c)(8)(ii) under the 1940 Act).

ARTICLE 7

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1 Representation and Warranties in this Agreement. The representations and warranties contained in this Agreement shall survive any Closing Date:

(a) in the case of Sections 3.1.1 (Incorporation and Qualification of Parent and Subadviser), 3.1.2 (Authority of Parent and Subadviser), 3.2.1(a) (Authority of the RidgeWorth Money Market Funds), 3.3.1(a) (Authority of the Non-Mutual Fund Products), 3.1.8 (Title), 4.1.1 (Incorporation and Qualification of Federated), 4.1.2 (Authority of Federated), and 4.2.1(a) (Authority of the Federated Funds) of this Agreement, indefinitely;

(b) in the case of Sections 3.2.3 (Tax Qualification of RidgeWorth Money Market Funds), 3.2.4 (Taxes), 3.3.5 (Taxes), 4.2.3 (Tax Qualification of Federated Funds), and 4.2.4 (Taxes) of this Agreement, until the later of (i) the date that is eighteen (18) months after the First Closing Date or (ii) the expiration the statute of limitations under Applicable Law; and

(c) in the case of any other representation and warranty, for a period ending on the date that is eighteen (18) months after the First Closing Date.

7.2 Covenants. Each covenant of the Parties contained in this Agreement shall survive indefinitely, except to the extent such covenant is fully performed or the obligation to so perform such covenant shall have expired in accordance with the terms of this Agreement.

ARTICLE 8

TERMINATION; EQUITABLE RELIEF

8.1 Termination of Agreement. The Parties may terminate this Agreement by written notice to the other Parties after 5:00 p.m., New York time, on December 31, 2010, if the conditions to the consummation of the Transactions to be consummated at the First Closing (other than those conditions which by their terms are intended to be fulfilled at the First Closing) have not been satisfied or waived, unless such date is extended by the mutual written consent of the Parties hereto on or prior to such date. The Parties also agree that the Parties’ obligations to consummate the Interim Closing and the Final Closing shall automatically terminate on December 31, 2010, unless prior to such date the conditions precedent to the Final Closing have been satisfied or waived and a Final Closing Notice has been delivered or unless such date is extended by the mutual written consent of the Parties hereto on or prior to such date. Any such termination shall be without liability of one Party to the other, except as provided below. This Agreement may be terminated prior to the First Closing Date (a) by the written consent of the Parties hereto, (b) by Federated, if any Seller Party is in material breach of any representation, warranty, or covenant set forth herein and such breach is not cured within thirty (30) days of receipt of notice identifying such breach, or (c) by Parent, if Federated is in material breach of any representation, warranty, or covenant set forth herein and such breach is not cured within thirty (30) days of receipt of notice identifying such breach. Any such termination shall be without prejudice to the non-breaching Parties’ rights to seek damages for such breach.

8.2 Survival upon Termination. Section 5.2 (Covenants with Respect to Expenses), and Articles 8 and 10, shall survive any termination of this Agreement, and Article 9 shall survive the termination of this Agreement if the First Closing shall have been consummated. The relevant definitions and provisions in Article 1 also shall survive the termination of this Agreement to the extent incorporated within, or necessary for the interpretation of, the Sections and Articles referenced in the preceding sentence.

8.3 Equitable Relief. The Parties acknowledge that the Products are unique and recognize that in the event of a material breach of this Agreement (including Sections 2.4, 5.5, and 5.8 hereof) by any Seller Party (or other Non-Compete Party) or Federated, as the case may be, money damages would be inadequate and Parent, Subadviser or Federated, as applicable, may have no adequate remedy at law. Accordingly, each of the Parties hereto agrees that each of the other Parties shall have the right, in addition to any other rights and remedies existing in its favor, to enforce the rights and obligations of the other Parties, as applicable, not only by an action for damages but also by an action or actions for specific performance, injunction, and/or other equitable relief, without posting any bond or security.

ARTICLE 9

INDEMNIFICATION

9.1 Indemnification of Federated by Parent and Subadviser.

9.1.1 Federated Losses. From and after the First Closing Date, Parent and Subadviser shall, jointly and severally, indemnify, defend, and hold harmless Federated, the Federated Trust, the Federated Funds, the Other Federated Money Market Funds, and their respective directors, trustees, officers, employees, controlling persons and other Affiliates, and their respective successors and assigns, (collectively, the “Federated Indemnitees”) against any and all claims, demands, obligations, losses, fines, penalties, costs, expenses, amounts paid in settlement, or other damages, (whether or not resulting from Third-Party Claims), including reasonable attorneys’ fees and expenses incurred in the defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder (collectively, “Losses”), that any of them may become subject to, or shall incur or suffer, that arise out of, result from, or relate to:

(a) any breach of, or failure to perform, any covenant of or applicable to any Seller Party or any Non-Compete Party contained in this Agreement which is identified by a Federated Indemnitee who provides notice thereof to Parent before the date (if any) on which such covenant expires;

(b) any breach of, or inaccuracy in, any representation or warranty of Parent or Subadviser (including any representation or warranty of, or applicable to, any Seller Party or any Non-Compete Party) contained in this Agreement (including as brought down as contemplated in Section 6.2.1) which is identified by a Federated Indemnitee who provides notice thereof to Parent before the date (if any) on which such representation or warranty expires;

(c) any Retained Seller Party Liability or Retained Product Liability; or

(d) any untrue or allegedly untrue statement of a material fact, or any omission to state a material fact required to be stated or necessary to make the statements therein not misleading, contained in any prospectus or SAI supplement of the RidgeWorth Trust or any RidgeWorth Money Market Fund or any post-effective amendments thereto filed with the Commission after the date of this Agreement in connection with the Transactions, or in any marketing material, advertising material, offering material or Consent relating to any Product mailed or otherwise used after the date of this Agreement in connection with implementing or consummating the Transactions; provided, however, that such indemnification shall relate only to any statement or fact relating to any Seller Party, the RidgeWorth Trust, or any Product, or any of their respective Affiliates, which is provided, furnished or approved in writing by the Seller Parties (or their respective auditors or counsel) for inclusion in any such prospectus or SAI supplement or post-effective amendment, or in any such marketing material, advertising material, offering material or Consent relating to any Product, or to any omission to state a material fact required to be stated or necessary to make any of such statements not misleading in light of the circumstances.

9.1.2 Deductible; Indemnity Cap. Parent and Subadviser shall not be liable to Federated Indemnitees pursuant to Section 9.1.1(b) until the Losses with respect to such matters exceed an aggregate amount equal to the Deductible and then only for the amount of such Losses with respect to such matters in excess of the Deductible, up to an aggregate maximum amount equal to the Indemnity Cap; provided, however, that the foregoing limitations (i.e., the Deductible and Indemnity Cap) will not apply to (i) claims for indemnification pursuant to Section 9.1.1(b) in respect of breaches of, or inaccuracies in, the representations and warranties set forth in Sections 3.1.1 (Incorporation and Qualification of Parent and Subadviser), 3.1.2 (Authority of Parent and Subadviser), 3.2.1(a) (Authority of the RidgeWorth Money Market Funds), 3.3.1(a) (Authority of the Non-Mutual Fund Products), 3.1.8 (Title), 3.2.3 (Tax Qualification), 3.2.4 (Taxes), or 3.3.5 (Taxes), and (ii) Losses arising out of, resulting from or relating to fraud.

9.2 Indemnification of Parent and Subadviser by Federated.

9.2.1 Seller Party Losses. From and after the First Closing Date, Federated shall indemnify, defend, and hold harmless the Seller Parties, and the RidgeWorth Trust, and their respective directors, trustees, officers, employees, controlling persons and other Affiliates, and their respective successors and assigns, (collectively, the “Subadviser Indemnitees”) against any and all Losses that any of them may become subject to, or shall incur or suffer, that arise out of, result from, or relate to:

(a) any breach of, or failure to perform, any covenant of or applicable to Federated contained in this Agreement which is identified by a Subadviser Indemnitee who provides notice thereof to Federated before the date (if any) on which such covenant expires;

(b) any breach of, or inaccuracy in, any representation or warranty of Federated contained in this Agreement (including as brought down as contemplated in Section 6.3.1) which is identified by an Subadviser Indemnitee who provides notice thereof to Federated before the date (if any) on which such representation or warranty expires;

(c) any untrue or allegedly untrue statement of a material fact, or any omission to state a material fact required to be stated or necessary to make the statements therein not misleading, contained in any prospectus or SAI supplement of the Federated Trust, any Federated Fund or, as applicable, any Other Federated Money Market Fund or any post-effective amendments thereto filed with the Commission after the date of this Agreement in connection with the Transactions, or in any marketing material, advertising material, offering material or Consent relating to any Product mailed or otherwise used after the date of this Agreement in connection with implementing or consummating the Transactions; provided, however, that such indemnification shall relate only to any statement or fact relating to Federated, the Federated Trust, any Federated Fund or, as applicable, any Other Federated Money Market Fund, or any of their respective Affiliates, which is provided, furnished or approved in writing by Federated (or its respective auditors or counsel) for inclusion in any such prospectus or SAI supplement or post-effective amendment, or in any such marketing material, advertising material, offering material or Consent relating to any Product, or to any omission to state a material fact required to be stated or necessary to make any of such statements not misleading in light of the circumstances; and

(d) the actions or omissions of Federated, the Federated Funds (or, as applicable, any Other Federated Money Market Fund) or their respective Affiliates or service providers (or any Person acting at the direction of any of them, which, for the avoidance of doubt, shall not include any Seller Party, the RidgeWorth Trust or any Product, or any of their respective Affiliates or any of their respective service providers in their roles as service providers to any Seller Party, the RidgeWorth Trust, any Product or any of their respective Affiliates) relating to the implementation or consummation of the Transactions. For the avoidance of doubt, nothing in this Section 9.2.1(d) shall limit the indemnification obligations of the Seller Parties under Section 9.1 of this Agreement.

9.2.2 Deductible; Indemnity Cap. Federated shall not be liable to Subadviser Indemnitees pursuant to Section 9.2.1(b) until the Losses with respect to such matters exceed an aggregate amount equal to the Deductible and then only for the amount of such Losses with respect to such matters in excess of such amount, up to an aggregate maximum amount equal to the Indemnity Cap; provided, however, that the foregoing limitations (i.e., the Deductible and Indemnity Cap) will not apply to (i) claims for indemnification pursuant to Section 9.2.1(b) in respect of breaches of, or inaccuracies in, the representations and warranties set forth in Sections 4.1.1 (Incorporation and Qualification of Federated), 4.1.2 (Authority of Federated), 4.2.1(a) (Authority of the Federated Funds), 4.2.3 (Tax Qualification), or 4.2.4 (Taxes), and (ii) Losses arising out of, resulting from or relating to fraud.

9.3 Indemnification Procedures.

(a) In the case of any claim for indemnification under this Agreement not involving a claim asserted by a third party, the Party entitled to indemnification hereunder (the “Indemnified Party”) shall provide to the Party from which indemnification is sought (the “Indemnifying Party”) written notice of such indemnification claim promptly after the Party entitled to indemnification identifies, and gains actual knowledge of, such claim; provided, that the failure of the Indemnified Party to give notice as provided in this Section 9.3(a) shall not relieve any Indemnifying Party of its indemnification obligations under this Article 9, except to the extent that such failure materially prejudices the Indemnifying Party.

(b) In the case of any claim asserted by a third party against an Indemnified Party (a “Third Party Claim”), written notice shall be given by the Indemnified Party to the Indemnifying Party promptly, but no later than 10 Business Days, after such Indemnified Party has actual knowledge of the claim as to which indemnity may be sought, and such notice shall set forth in reasonable detail the facts and circumstances pertaining to the Third Party Claim and the basis for the Indemnified Party’s right to indemnification; provided, that the failure of the Indemnified Party to give notice as provided in this Section 9.3(b) shall not relieve any Indemnifying Party of its obligations under this Article 9, except to the extent that such failure materially prejudices such Indemnifying Party (it being understood that the preclusion of the Indemnifying Party from asserting with respect to a Third-Party Claim a germane defense or counterclaim, which would materially reduce the Indemnifying Party’s indemnification obligations under this Agreement, resulting from the failure of the Indemnified Party to provide notice as provided in this Section 9.3(b) shall be deemed to have materially prejudiced the Indemnifying Party).

(c) The Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or Litigation resulting therefrom with counsel of its choice, provided, that the Indemnified Party may participate in such defense at such Indemnified Party’s expense. Except with the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed, no Indemnifying Party, in the defense of any such claim or Litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all Liability with respect to such claim or Litigation. In the event that the Indemnified Party shall in good faith upon consultation with counsel determine that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or Litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or Litigation relating to any such claim or Litigation at the sole cost of the Indemnifying Party, provided, that, if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or Litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or Litigation, but shall not be entitled to settle or agree to pay in full such claim or Litigation without the Indemnifying Party’s consent, which shall not be unreasonably withheld or delayed. Subject to entering into a mutually acceptable joint defense agreement, the Parties shall cooperate in the defense of any claim or Litigation subject to this Section 9.3(c) and make available to the other Parties their respective applicable books and records in connection with such defense.

(d) Notwithstanding anything to the contrary contained in this Agreement, no Party shall be obligated to submit any claim to an insurance carrier or to seek any Third Party Reimbursement. Subject to the foregoing:

(i) If a Party elects in its sole discretion to submit a claim to its insurance carrier, the Parties shall reasonably cooperate with each other to obtain the benefits of any insurance coverage for a Third Party Claim that may be in effect at the time such Third Party

Claim is asserted. Nothing contained herein shall obligate any Party to obtain or continue after any Closing any insurance coverage for any period.

(ii) If an Indemnified Party elects in its sole discretion to pursue Third Party Reimbursement, any amounts received therefrom shall reduce the amount of any Losses of such Indemnified Party under this Article 9.

(iii) If, after receipt by an Indemnified Party of any indemnification payment hereunder, such Party receives a Third Party Reimbursement in respect of the same Losses (whether in whole or in part) for which indemnification was made and such Third Party Reimbursement was not taken into account in assessing the amount of indemnification, then the Indemnified Party shall promptly turn over all or the relevant portion of such Third Party Reimbursement to the Indemnifying Party up to the amount of the indemnification paid pursuant hereto.

(e) The Parties agree that Losses hereunder shall be calculated net of any net Tax benefit actually realized by the Indemnified Party arising from the incurrence or payment of any such Loss. For purposes of this Section 9.3(e), such applicable Indemnified Party shall be deemed to have “actually realized” a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such applicable Indemnified Party is reduced below the amount of Taxes that such applicable Indemnified Party would have been required to pay but for the receipt or accrual of the indemnity payment or the incurrence or payment of such Losses for which indemnification is provided under this Article 9. The Indemnified Party shall comply with all reasonable requests by the Indemnifying Party for information and documentation supporting the Indemnified Party’s calculation of any net Tax benefit.

(f) The Parties acknowledge that Applicable Law generally recognizes a duty to mitigate damages with respect to commercial contracts. Each Party entitled to indemnification hereunder shall, in accordance with the Applicable Law of the State of New York, use reasonable efforts to seek to mitigate Losses for which such Party may be entitled to indemnification hereunder.

(g) Parent and Subadviser shall have no liability for any Losses caused by an act or omission of Federated or its Affiliates after any Closing. Federated shall not have any liability for any Losses caused by an act or omission of any Seller Party after any Closing.

(h) No Indemnifying Party shall have any liability under this Article 9 for indirect, speculative, special, incidental, consequential, or punitive damages, including lost profits, lost opportunity costs or lost prospective economic advantage (collectively, “Consequential Damages”); provided, however, that this Section 9.3(h) shall not (i) preclude any claim for or recovery of damages or other Losses incurred or suffered by an Indemnified Party in a Third Party Claim that includes claims against the Indemnified Party for Consequential Damages, or (ii) preclude any claim for or recovery of damages or other Losses arising out of, resulting from or relating to a breach of Section 5.5.1 by any Non-Compete Party.

9.4 Subrogation. If any Indemnified Party recovers any amount under this Article 9 in respect of Losses, the Indemnifying Party or Indemnifying Parties shall be subrogated, to the extent of this recovery, to the Indemnified Party’s rights against any third party with respect to such Losses.

9.5 Remedies Exclusive. Except for any equitable remedies (including under Section 8.3), and except for claims for fraud or claims under, arising out of, resulting from or relating to the Advised Common Funds Advisory Agreement, from and after the consummation of the First Closing, the remedies provided for in this Article 9 shall constitute the sole and exclusive remedies of the Parties for any claims made for breach of this Agreement or any other Transaction Document or in connection with the Transactions contemplated hereby. Each Party waives any provision of Applicable Law to the extent that it would limit or restrict the covenant contained in this Section 9.5.

ARTICLE 10

MISCELLANEOUS

10.1 Notices. All notices or other communications hereunder to a Party shall be deemed to have been duly given and made if in writing and (a) if served by personal delivery against proper receipt shall be effective upon delivery, (b) if delivered by registered or certified mail (return receipt requested) or by a national courier service shall be effective upon receipt or (c) if sent by facsimile or email shall be effective upon the date of dispatch; provided that the facsimile or email is promptly confirmed by written confirmation by registered or certified mail (return receipt requested) or by a national courier service, to such party at its address set forth below or such other address as such Party may specify by notice to the Parties hereto.

To Parent and Subadviser:

SunTrust Banks, Inc

303 Peachtree Street, 11th Floor

Atlanta, GA 30308

Attn: Richard Blumberg

Telephone: (404) 724-3353

Facsimile: (404) 214-8632

Email: richard.blumberg@suntrust.com

With a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attn: Mitchell S. Eitel, Esq.

Telephone: (212) 558-4960

Facsimile: (212) 291-9046

Email: eitelm@sullcrom.com

To Federated:

Federated Investors, Inc.

Federated Investors Tower

1001 Liberty Avenue

Pittsburgh, PA 15222-3779

Attn: Chief Financial Officer

Telephone: 412-288-1222

Facsimile: (412) 992-3040

Email: TDonahue@federatedinv.com

With a copy to:

Reed Smith LLP

Reed Smith Centre

225 Fifth Avenue, Suite 1200

Pittsburgh, PA 15222

Attn: George F. Magera, Esq.

Telephone: 412-288-7268

Facsimile: 412-288-3063

Email: gmagera@reedsmith.com

10.2 Brokers and Finders.

(a) Neither Federated, the Federated Trust nor the Federated Funds (or, as applicable, the Other Federated Money Market Funds), nor any Affiliate of any of them, have employed any broker, financial adviser or finder, or incurred any Liability for any broker, financial advisory or finder fees, in connection with this Agreement, any other Transaction Document or the Transactions, nor has any broker, financial advisor or finder acted directly or indirectly for Federated, the Federated Trust or the Federated Funds (or, as applicable, the Other Federated Money Market Funds), or any Affiliate of any of them, in connection with the Transactions.

(b) Except for Sandler O’Neill & Partners, L.P., neither Parent, Subadviser, the RidgeWorth Trust nor any Product, nor any Affiliate of any of them, have employed any broker, financial adviser or finder, or incurred any Liability for any broker, financial advisory or finder fees, in connection with this Agreement, any other Transaction Document or the Transactions, nor has any broker, financial advisor, or finder acted directly or indirectly for Parent, Subadviser, the RidgeWorth Trust, or any Product, or any Affiliate of any of them, in connection with the Transactions. Any broker fees, financial advisory fees, finders fees or other Liabilities that have been incurred or asserted in connection with this Agreement, any other Transaction Document, or the Transactions relating, and due and owing, to Sandler O’Neill & Partners, L.P. shall be the sole responsibility of Parent and Subadviser, and neither Federated, the Federated Trust, any Federated Fund (or, as applicable, any Other Federated Money Market Fund), nor any Affiliate of any of them, shall be responsible for any such fees or other Liabilities due and owing to Sandler O’Neill & Partners, L.P.

10.3 Entire Agreement; Modification.

(a) This Agreement, together with its Exhibits and Schedules, and the other Transaction Documents, contains the entire agreement and all understandings, and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the Transactions. This Agreement shall not be modified, supplemented, changed, or amended, except by an instrument in writing signed by, or on behalf of, the Parties making specific reference to this Agreement.

(b) Except for the representations and warranties contained in this Agreement, neither the Seller Parties nor any other Person makes any other express or implied representation or warranty on behalf of or otherwise in respect of the Seller Parties, the Products, or the Business, or any Affiliate of any of them. Except for the representations and warranties contained in this Agreement, neither Federated nor any other Person makes any other express or implied representation or warranty on behalf of or otherwise in respect of Federated or the Federated Funds (or, as applicable, the Other Federated Money Market Funds), or any Affiliate of any of them.

(c) Notwithstanding the foregoing, the Confidentiality Agreements, dated October 16, 2009, and December 17, 2009, respectively, between Federated and Parent, shall remain in full force and effect in accordance with their respective terms. Pursuant to the terms of the respective Confidentiality Agreements referred to above, each Party shall return or destroy any “Confidential Information” (as such term is defined therein) of the other Party or its Affiliates that such Party or its Affiliates or representatives have in their possession, and deliver a written confirmation of any such destruction to the other Party, to the extent, and within the time frames, required under the terms of the Confidentiality Agreement applicable to such Party.

10.4 Governing Law. This Agreement and, unless otherwise stated therein, each Transaction Document, and any statements, actions, claims or Litigation relating hereto and thereto (whether for breach of contract, tort, specific performance or otherwise, and whether at law, in equity or otherwise), shall be governed by and construed and enforced in accordance with the laws of State of New York, without giving effect to the conflict of laws rules thereof that would require the application of the laws of another jurisdiction.

10.5 Jurisdiction. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America for the Southern District of New York located in the State of New York, County of New York, City of New York solely in respect of the interpretation, enforcement and defense of the provisions of and the Transactions contemplated by this Agreement and the other Transaction Documents, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each Party hereby waives, and agrees not to assert, as a defense in any action, proceeding or other Litigation concerning the interpretation, enforcement or defense of the provisions of and the Transactions contemplated by this Agreement or any other Transaction Document, that such action, proceeding or other Litigation may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement, or any other Transaction Document, or any of the documents referred to in this Agreement may not be enforced in or by such courts. Each Party hereby consents to and grants any such court jurisdiction over the person of such Party and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action, proceeding or other Litigation in the manner provided in Section 10.1 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

10.6 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY WAIVES ANY AND ALL RIGHTS THE PARTY MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH IT.

10.7 Assignment; Successors. No Party shall delegate its obligations hereunder without the prior written consent of all Parties. No Party shall assign or otherwise transfer its rights under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other Parties, which shall not be unreasonably withheld; and provided, further, that no consent shall be required in respect of (a) the assignment and delegation of this Agreement to an acquirer of all or substantially all of the assets of the assigning Party who agrees in writing to be bound by all of the obligations of the assigning Party hereunder (including any obligation under Sections 2.4, 5.5, 5.9 and 9.1 of this Agreement), (b) the merger of a Party with another Person, provided the other Person agrees in writing to be or by operation of law is bound by all of the obligations of the merging Party hereunder (including any obligations under Sections 2.4, 5.5, 5.9 and 9.1 of this Agreement), or (c) the assignment and delegation of this Agreement as a result of any sale to another Person of securities issued by a Party, provided the other Person agrees in writing to be or by operation of law is bound by all of the obligations of the Party hereunder (including any obligations under Sections 2.4, 5.5, 5.9 and 9.1 of this Agreement). Any purported assignment or delegation other than as permitted by the express terms of this Agreement shall be void and unenforceable. This Agreement shall bind and inure to the benefit of the Parties hereto and their legal representatives and respective permitted successors and permitted assigns.

10.8 Waiver. No waiver by any Party to this Agreement of its rights under any provisions of this Agreement shall be effective unless it shall be made in writing. No failure by any Party to this Agreement to take any action with regard to any breach of this Agreement or default by the other Parties to this Agreement shall constitute a waiver of such Party’s right to enforce any provision of this Agreement or to take action with regard to the breach or default or any subsequent breach or default by the other Parties.

10.9 Further Assurances; Other Covenants.

(a) Each Party shall, and shall use commercially reasonable efforts to cause their Affiliates to, cooperate and take such actions as may be reasonably requested by any other Party in order to carry out the provisions and purposes of this Agreement and to complete the Transactions.

(b) The Parties agree that, should the Parties mutually agree at a later date that one or more fund reorganization transactions should be pursued with respect to one or more RidgeWorth Money Market Funds and corresponding Federated Funds, this Agreement will need to be amended as mutually agreed between the Parties at such time to contemplate the applicable transaction(s), the Parties shall seek to obtain necessary approvals from the Boards of the applicable RidgeWorth Money Market Funds and corresponding Federated Funds, and Federated shall be entitled to update and complete its financial, business, legal and regulatory due diligence (e.g., of the Seller Parties and the applicable RidgeWorth Money Market Funds) with respect to the applicable transaction(s), which due diligence review, and the results thereof, shall be satisfactory to Federated in its sole discretion, acting in good faith.

(c) For purposes of and solely to the extent necessary for confirming compliance with the clawback provisions in Sections 2.4(b) and 2.5.3(c), and the provisions in Section 5.5.1, the Seller Parties agree to provide Federated and its representatives reasonable access, upon reasonable prior notice and during normal business hours, to the relevant financial books and records of the Seller Parties and their Affiliates during the Restricted Period, subject to applicable law and regulation.

10.10 Counterparts. This Agreement may be executed by original signatures, by facsimile signature, by .pdf signature or by other electronic means. This Agreement also may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Once each Party to this Agreement has executed a copy of this Agreement, this Agreement shall be considered fully executed and effective, notwithstanding that all Parties have not executed the same copy.

10.11 Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, then (a) the validity, legality, and enforceability of any such provision in every other respect and in any other case or circumstance and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties hereto shall be enforceable to the fullest extent permitted by Applicable Law, and (b) any such provision shall be ineffective in such case or circumstance only to the extent of such invalidity, illegality or unenforceability, and shall be enforced in such case or circumstance to the greatest extent permitted by law in such case or circumstance.

10.12 Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Product, the shareholders, interest holders or accountholders (as applicable) of any Product or any other Persons, other than the Parties hereto (to the extent the provisions of this Agreement apply to them) and their respective, successors, or permitted assigns, (to the same extent) nor is anything in this Agreement intended to relieve or discharge the obligation or Liability of any third parties to any Party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any Party to this Agreement.

10.13 Fiduciary Duties. Notwithstanding anything contained in this Agreement to the contrary, all covenants, and obligations of each Party hereto shall, in all events, be subject to such Party’s (or as applicable, its Affiliates’) applicable fiduciary duties with respect to the Products and the RidgeWorth Trust and the Federated Funds and the Federated Trust (or, as

applicable, any Other Federated Money Market Fund and, if a series of a series company registrant, its registrant)), as applicable.

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IN WITNESS WHEREOF, the Parties to this Agreement have executed this Agreement as of the date first written above.

FEDERATED INVESTORS, INC.

By:	/s/ Thomas R. Donahue
Name: Thomas R. Donahue
Title: Chief Financial Officer

SUNTRUST BANKS, INC.

By:	/s/ Richard Blumberg
Name: Richard Blumberg
Title: SVP

STABLERIVER CAPITAL MANAGEMENT LLC

By:	/s/ Patrick A. Paparelli
Name: Patrick A. Paparelli
Title: Chief Operating Officer

[Signature Page to Agreement]

EXHIBIT A-1

RIDGEWORTH MONEY MARKET FUNDS

(each a series of RidgeWorth Funds, a Massachusetts business trust)

RidgeWorth Institutional Cash Management Money Market Fund

Institutional Shares

RidgeWorth Institutional U.S. Government Securities Money Market Fund

Institutional Shares

RidgeWorth Institutional U.S. Treasury Securities Money Market Fund

Corporate Trust Shares

Institutional Shares

RidgeWorth Institutional Municipal Cash Reserve Money Market Fund

Institutional Shares

RidgeWorth Prime Quality Money Market Fund

Class I Shares

Class A Shares

Class C Shares

RidgeWorth U.S. Government Securities Money Market Fund

Class I Shares

Class A Shares

RidgeWorth U.S. Treasury Money Market Fund

Class I Shares

Class A Shares

RidgeWorth Tax-Exempt Money Market Fund

Class I Shares

Class A Shares

RidgeWorth Virginia Tax-Free Money Market Fund

Class I Shares

Class A Shares

EXHIBIT A-2

COMMON FUNDS

SunTrust Reserve Fund

SunTrust Tax-Free Reserve Fund

SunTrust Retirement Reserve Fund

SunTrust Tennessee Reserve Fund

EXHIBIT A-3

FEDERATED FUNDS

(each a series of Money Market Obligations Trust, a Massachusetts business trust)

Prime Obligations Fund

Institutional Shares

Institutional Service Shares

Trust Shares

Government Obligations Fund

Institutional Shares

Institutional Capital Shares

Institutional Service Shares

Trust Shares

Treasury Obligations Fund

Institutional Shares

Institutional Capital Shares

Institutional Service Shares

Trust Shares

Municipal Obligations Fund

Institutional Shares

Institutional Capital Shares

Institutional Service Shares

Tax-Free Obligations Fund

Institutional Shares

Institutional Service Shares

Virginia Municipal Cash Trust

Institutional Shares

Institutional Service Shares

Cash Series Shares